As filed with the Securities and Exchange Commission on January 9, 2006
File No: 333-129190

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
Form S-1
on Form S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRUBB & ELLIS REALTY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-3426353
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2215 Sanders Road
Suite 400
Northbrook, Illinois 60062
(847) 753-7500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Rose
Chief Executive Officer and Secretary
2215 Sanders Road
Suite 400
Northbrook, Illinois 60062
(847) 753-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford A. Brandeis, Esq. Zukerman Gore & Brandeis, LLP 875 Third Avenue New York, NY 10022 (212) 223-6700 (212) 223-6433 — Facsimile	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600 — Facsimile

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 9, 2006
Grubb & Ellis Realty Advisors, Inc.

$150,000,000
25,000,000 Units
________________________________________________________________________________
Grubb & Ellis Realty Advisors, Inc. is a newly organized blank check company organized for the purpose of acquiring, through a purchase, asset acquisition or other business combination, one or more United States commercial real estate properties and/or assets, principally industrial and office properties. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.
This is an initial public offering of our securities. Each unit has an offering price of $6.00 and consists of:

•	one share of our common stock; and

•	two warrants.
Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and                , 2007 [one year from the effective date of the registration statement], and will expire on                , 2010 [four years from the effective date of the registration statement], or earlier upon redemption.
We have granted Deutsche Bank Securities Inc. a 30-day option to purchase up to 3,750,000 additional units solely to cover over-allotments, if any (over and above the 25,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $6.60 per unit, with the warrants issued as part of such units exercisable at $6.25 per share. The units issuable upon exercise of this option are otherwise identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.
There is presently no public market for our units, common stock or warrants. We have applied for each of the units, common stock and warrants to be quoted on the American Stock Exchange under the symbols        ,         and        , respectively, and we anticipate that the units will trade on the American Stock Exchange promptly after the effective date of the registration statement. Each of the common stock and warrants may trade separately beginning on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. In no event will Deutsche Bank Securities Inc. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.
Investing in our securities involves risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$6.00	$150,000,000
Underwriting discounts and commissions(1)	$0.42	$10,500,000
Proceeds, before expenses	$5.58	$139,500,000

(1)	The underwriters have agreed to defer $3,000,000 of their underwriting discount ($0.12 per unit), equal to 2% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at J.P. Morgan Chase & Co. or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.
Of the net proceeds from this offering, $140,750,000 (approximately $5.63 per unit) will be deposited into a trust account (of which $3,000,000 or $0.12 per unit is attributable to the underwriters’ discount) at J.P. Morgan Chase & Co. or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred account. An additional $2,000,000 ($0.08 per unit) from the sale of common stock to Grubb & Ellis Company will also be placed in the trust. All of the funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund (including any accrued interest) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period).
We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                , 2006.
Deutsche Bank Securities
The date of this prospectus is                 , 2006.

PROSPECTUS SUMMARY
      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “company” or “our company” refer to Grubb & Ellis Realty Advisors, Inc.;

•	references to our “affiliate,” “corporate affiliate” or “corporate stockholder” refer to Grubb & Ellis Company and its wholly owned subsidiaries and references to “Grubb & Ellis Company” refer to Grubb & Ellis Company and its wholly owned subsidiaries;

•	references to “business combination” mean our initial acquisition of one or more assets or operating businesses through a merger, capital stock exchange, asset or stock acquisition or other similar business combination pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 20% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition.

•	references to a “proposed credit facility” or “our proposed credit facility” refer to a proposed secured asset based revolving credit facility to be provided to us by Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., upon the entering into of definitive loan documents for such facility, which we do not anticipate will occur until after this offering is completed; and

•	unless expressly stated to the contrary, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
Our Business
      We are a blank check company organized under the laws of the State of Delaware on September 7, 2005. We were formed to acquire, through a purchase, asset acquisition or other business combination, commercial real estate properties and/or assets. To date, our efforts have been limited to organizational activities.
      We intend to focus our efforts primarily on the industrial and office market sector of the U.S. commercial real estate industry. We will not limit ourselves geographically, except that we will not initially seek to effect a business combination with a target acquisition located in the central business district of a major metropolitan area. Rather, we intend to focus our efforts on secondary and tertiary geographic markets throughout the United States, as well as the suburban regions of the central business districts of major metropolitan markets. We believe that the industrial and office sector in these geographic markets offers an opportunity for us to acquire under-performing properties that we believe we have the capability of turning around and repositioning, thereby increasing cash flow, profitability and asset value. We believe we can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, nationwide contacts and proprietary industry data of our publicly-traded corporate stockholder, Grubb & Ellis Company, and the core competencies of our executive management team. We anticipate that other than executive oversight and direction provided by our Chief Executive Officer, Chief Financial Officer and Board of Directors, at least until the consummation of a business combination, and if one occurs, possibly thereafter, our day to day operations will be conducted primarily by employees of our corporate stockholder, Grubb & Ellis Company.
      Our executive officers and directors have extensive experience in the real estate industry as executive officers, principals or directors in various real estate enterprises throughout the United States. Moreover, our corporate stockholder, Grubb & Ellis Company, is an established, publicly traded global integrated real estate services firm which, between its company-owned offices and affiliate network, includes more than 5,000 professionals located in 37 states throughout the country. Although we do not have any preferential arrangements to consider business opportunities identified by Grubb & Ellis Company, we expect to leverage the extensive industry expertise, network of more than 130 research professionals, nationwide contacts and experience of our corporate stockholder as well as our officers and directors in connection with our efforts to identify prospective target acquisitions. However, we will not enter into a business combination with any of our existing stockholders, officers or directors or any of their affiliates.
      We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target acquisition or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account other than the portion representing our underwriters’ deferred discount, less our liabilities) at the time of such acquisition(s). Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets or properties, and we could offer our debt or equity securities to the seller(s) of the target assets or properties. In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions. This may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity. We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount). In order to do so, we may seek to draw upon our proposed credit facility or raise additional funds through a private offering of debt or equity securities, although other than the proposed credit facility we have not agreed to or entered into any such fund raising arrangement and have no current intention of doing so.
Significant Benefits to Affiliates and Conflicts
      We have engaged Grubb & Ellis Company to provide us brokerage services upon completion of the offering, and Grubb & Ellis Management Services, Inc., its wholly owned subsidiary, to provide us with property management and project management services following the consummation of a business combination. Pursuant to that certain Master Agreement for Services, Grubb & Ellis Company will act as our exclusive agent with respect to commercial real estate brokerage and consulting services relating to real property acquisitions, dispositions as well as agency leasing at the customary prevailing rates in the market where the applicable property is located. The Master Agreement for Services has an initial term of five years. Pursuant to that certain Property Management Agreement, Grubb & Ellis Management Services, Inc. will serve as our sole exclusive managing agent for all real property we acquire. The Property Management Agreement has an initial term of 12 months and entitles Grubb & Ellis Management Services, Inc. to a monthly management fee equal to the greater of (a) three percent (3%) (or more depending on certain circumstances) of a property’s monthly gross cash receipts from the operations of the property, or (b) a minimum monthly fee to be determined by mutual agreement and includes reimbursement for salaries and other expenses that are directly related to managing the asset or assets. Grubb & Ellis Management Services, Inc. has also been retained by us to perform, at our request, project management services, including consulting and project management of interior office space and/or building infrastructure improvements, under that certain Master Agreement for Project Management Services. The agreement will remain in effect until terminated by either party with or without cause upon sixty (60) days prior written notice. For each project under the Master Agreement for Project Management Services, Grubb & Ellis Management Services, Inc. will receive a fee equal to five percent (5%) of the total project costs, including without limitation, all costs of architects, engineers, consultants involved in design and construction, and all construction costs and, under certain circumstances, reimbursement for salaries and benefits of staff assigned to the project along with their travel expenses and project management software costs. Grubb & Ellis Company has also agreed that, commencing on the effective date of the registration statement through the consummation of a business combination or our liquidation, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Grubb & Ellis Company $7,500 per month for these services. See “Business — Agreements with Corporate Stockholder” for a complete description of the above agreements with Grubb & Ellis Company and Grubb & Ellis Management Services, Inc.
      We believe that each of the above agreements are on terms and conditions that are no more favorable to Grubb & Ellis Company and Grubb & Ellis Management Services, Inc. than if we had entered into similar agreements with unaffiliated third parties to provide services. Nevertheless, Grubb & Ellis Company and Grubb & Ellis Management Services, Inc. will stand to earn substantial fees and revenues in accordance with the terms and conditions of these agreements. The discretion of our officers, all of whom are also officers of Grubb & Ellis Company and its affiliates, and the discretion of certain of our directors who are also directors of Grubb & Ellis Company, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. In addition, Grubb & Ellis Company has relationships with a significant number of clients pursuant to which they would be expected to provide certain business opportunities that could be appropriate for presentation to us. We do not have preferential rights to be presented with any such opportunities.
Agreement by Affiliate to Purchase Warrants
      Grubb & Ellis Company has agreed with Deutsche Bank Securities Inc. that after this offering is completed and during the first forty (40) trading days beginning the later of the date separate trading of the warrants has commenced and sixty (60) calendar days after the end of the “restricted period” under Regulation M, to place an irrevocable order with an independent third-party broker-dealer to purchase, to the extent available, up to $3,500,000 of our warrants in the public marketplace on behalf of Grubb & Ellis Company if the public marketplace price is $0.70 or less per warrant. Grubb & Ellis Company has agreed to purchase such warrants pursuant to an agreement in accordance with the guidelines specified by Rule 10b5-1 under the

Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with us nor part of the underwriting or selling group. While Grubb & Ellis Company is not required to make any particular open market warrant purchases, Grubb & Ellis Company will not have any discretion or influence with respect to such purchases, as the purchases of the warrants on behalf of Grubb & Ellis Company will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. In addition, Grubb & Ellis Company has further agreed that any warrants purchased by it will not be sold or transferred until the completion of a business combination. We believe the agreement to purchase warrants by Grubb & Ellis Company demonstrates a commitment by Grubb & Ellis Company to us and confidence in our management’s ultimate ability to effect a business combination because, like the $2,000,000 initial capital contribution already made by Grubb & Ellis Company, any funds expended to purchase the warrants will be lost by Grubb & Ellis Company if we are unable to consummate a business combination.
Proposed Agreement with Affiliate of Deutsche Bank Securities Inc.
      We have also agreed with Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., on the principle terms of a proposed secured asset based revolving credit facility in an amount up to $150 million. Under the proposed credit facility, which would have a term of three (3) years, Deutsche Bank Securities Inc. will be the lead arranger and book runner and Deutsche Bank Trust Company Americas will be the administrative agent and a lender. Although we have no present plans for the proposed credit facility, such credit facility, if established, may be drawn upon to finance a portion of the purchase price of a target acquisition in connection with any proposed business combination, but not before. In addition, it may be used for any subsequent acquisitions if we are successful in consummating a business combination, and for working capital and other general corporate purposes. The proposed credit facility is expected to contain customary terms, conditions and covenants for a facility of this type, including, but not limited to, interest rate and borrowing base terms and conditions, negative covenants that place restrictions on liens, indebtedness, restricted payments, mergers and acquisitions, asset sales, investments and changes of control, and financial covenants regarding minimum liquidity, total leverage, minimum net worth and dividend payouts. The proposed credit facility is still subject to further negotiation and the entering into of definitive documentation, which we do not anticipate will occur until after this offering is completed. There cannot be any assurance that we will reach acceptable terms with respect to the proposed credit facility. See “Business — Proposed Agreement with Affiliate of Deutsche Bank Securities Inc.” for a description of the proposed credit facility.
      Our principal executive offices are located at 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062 and our telephone number is (847) 753-7500.

The Offering

Securities offered	25,000,000 units, at $6.00 per unit, each unit consisting of:

• one share of common stock; and

• two warrants.

The units will begin trading on or promptly after the effective date of the registration statement. Each of the common stock and warrants, without any securityholder having to take any action, may trade separately from and after the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the common stock and warrants trade separately until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option only if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in a Form 8-K, or amendment thereto, information indicating if Deutsche Bank Securities Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock:

Number outstanding before this offering	6,778,315 shares

Number to be outstanding after this offering	31,778,315 shares

Warrants:

Number outstanding before this offering	0 warrants

Number to be outstanding after this offering	50,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

The exercise price and number of units issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option.

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target acquisition, and

• [ ], 2007 [one year from the effective date of the registration statement].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [four years from the effective date of the registration statement] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants:

• in whole and not in part,

• at a price of $0.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption.

In the event we call the warrants for redemption, we have agreed that any warrants purchased by Grubb & Ellis Company during the forty (40) trading day period follow-

ing the later of the separate trading of the warrants and sixty (60) calendar days after the end of the “restricted” period under Regulation M promulgated by the SEC will be exercisable by them on a cashless basis.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $8.50 or the warrant exercise price of $5.00 after we call the warrants for redemption.

Grubb & Ellis Company warrant purchase	Grubb & Ellis Company has agreed with Deutsche Bank Securities Inc. that after this offering is completed and during the first forty (40) trading days beginning the later of the date separate trading of the warrants has commenced and sixty (60) calendar days after the end of the “restricted period” under Regulation M, to place an irrevocable order with an independent third-party broker-dealer to purchase, to the extent available, up to $3,500,000 of our warrants in the public marketplace on behalf of Grubb & Ellis Company if the public marketplace price is $0.70 or less per warrant. Grubb & Ellis Company has agreed to purchase such warrants pursuant to an agreement in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with us nor part of the underwriting or selling group. While Grubb & Ellis Company is not required to make any particular open market warrant purchases, Grubb & Ellis Company will not have any discretion or influence with respect to such purchases, as the purchases of the warrants on behalf of Grubb & Ellis Company will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. In addition, Grubb & Ellis Company has further agreed that any warrants purchased by it will not be sold or transferred until the completion of a business combination.

Proposed Amex symbols for our:

Units	[ ]

Common stock	[ ]

Warrants	[ ]

Offering proceeds to be held in trust	$140,750,000 of the proceeds of this offering ($5.63 per unit), including the underwriters’ deferred discount of $3,000,000 ($0.12 per unit), plus our existing stock-

holders’ initial capital contribution of $2,000,000 ($0.08 per unit) for an aggregate of $142,750,000 (approximately $5.71 per unit), will be placed in a trust account at J.P. Morgan Chase & Co. or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters’ deferred discount and the placement of such deferred discount and our existing stockholders’ initial capital contribution in a trust account is a benefit to our stockholders because more money is set aside for possible distribution to the investors if a liquidation of our company occurs prior to the consummation of a business combination. The proceeds held in a trust will not be released until the earlier of the completion of our business combination (with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account other than the portion representing our underwriters’ deferred discount, less our liabilities) at the time of such acquisition (or acquisitions)) and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target acquisition and the negotiation of an agreement to acquire a target acquisition. These expenses may be paid prior to our business combination only from the net proceeds of this offering not held in the trust account (approximately $1,250,000). The underwriters have agreed to defer $3,000,000 of their underwriting discount ($0.12 per unit), equal to 2% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at J.P. Morgan Chase & Co. or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the proceeds of the trust fund have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination	We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our business combination, our existing stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired following this offering in any manner as they may determine in their sole discretion. As a result, an existing stockholder who acquires shares after this offering, and is therefore a public stockholder with respect to such shares of common stock, may vote against the proposed business combination with respect to such shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights described below and vote against the business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

We will not enter into a business combination with any of our existing stockholders, officers or directors, or any of their affiliates.

Conversion rights for stockholders voting to reject a business combination	Public stockholders voting against a business combination will be entitled to convert their stock into an amount of cash equal to their pro rata share of the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount), estimated at approximately $5.59 per share, plus any interest earned (net of taxes payable on income of funds in trust) on their portion of the trust account, if the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination	We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund (including the amount held in the trust account representing a portion of the underwriters’ discount and any accrued interest) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). All of our current stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the 6,778,315 shares of common stock they own as of the effective date of the registration statement, but they will be entitled to receive distributions with respect to the common stock included in any units or common stock they may purchase in the after market. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

Escrow of existing stockholders’ shares	On the effective date of the registration statement, all of our existing stockholders will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable until [ ], 2009 [three years from the effective date of the registration statement] at which time such shares will be released from escrow.

Underwriters’ purchase option	We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $6.60 per unit, with the warrants issued as part of such units exercisable at $6.25 per share. The units issuable upon exercise of this option are identical to the other units offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $6.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The option may be exercised on a cashless basis. The option and the 1,250,000 units, the 1,250,000 shares of common stock and the 2,500,000 warrants underlying such units, and the 2,500,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Addition-

ally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option.

Risks
      In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus. Some of our other risks include the following:

•	We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

•	We have no available cash and working capital and Grubb & Ellis Company has only committed to advance us funds necessary to complete this offering. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

•	We have entered into a long term brokerage services agreement, a long term facilities management agreement and a long term project management agreement with our corporate stockholder, Grubb & Ellis Company. Pursuant to these agreements, our corporate stockholder will stand to earn substantial fees and revenues. The discretion of our officers, all of whom are also officers of our corporate stockholder, and the discretion of certain of our directors who are also directors of our corporate stockholder, in identifying and selecting a suitable target acquisition may therefore result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•	If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in trust may not be returned to you for as long as two years.

•	If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

•	If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $5.71 per share held in trust.

•	Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel certain of who will not be employees of ours and others who may not continue with us following a business combination.

•	Our officers, directors and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers, directors, securityholders and affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

•	Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property. By consummating a business combination with only a single asset or property, our lack of diversification may subject us to numerous economic and competitive developments.

•	Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.

Summary Financial Data
(In thousands, except per share data)
      The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	November 22, 2005

	Actual	As Adjusted

Balance Sheet Data:
Working capital	$1,682,400	$141,000,000
Total assets	$2,317,600	$141,000,000
Total liabilities	$317,600	—
Value of common stock which may be converted to cash (approximately $5.59 per share)	—	$27,936,025
Stockholders’ equity	$2,000,000	$113,063,975
      The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment options), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the notes payable to our corporate stockholder.
      The actual working capital excludes $317,600 of costs related to this offering which were incurred prior to November 22, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.
      The as adjusted working capital and total assets amounts include the $139,750,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital and total assets amounts do not include the $3,000,000 being held in the trust account ($3,450,000 if the underwriters’ over-allotment option is exercised) representing the underwriters’ deferred discount. If a business combination is not so consummated, the trust account (including the amount held in the trust account representing a portion of the underwriters’ discount) will be distributed solely to our public stockholders.
      We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to approximately 19.99% of the 25,000,000 shares sold in this offering, or 4,997,500 shares of common stock, at an initial per-share conversion price of approximately $5.59, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount), including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS
      Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Related to Our Business
We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.
      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.
Our ability to continue as a going concern is dependent on us raising funds in this offering.
      We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have no available cash and working capital and Grubb & Ellis Company has only committed to advance us funds necessary to complete this offering. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.
If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.
      We must complete a business combination with a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria described in this prospectus have been satisfied). If we are unable to complete a business combination within the proscribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.
If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in trust may not be returned to you for as long as two years.
      We may not be able to find a suitable target acquisition which would result in a business combination. In such event, we will not be required to liquidate until 18 months after the consummation of this offering (or 24 months after the consummation of this offering if certain extension criteria described in this prospectus have been satisfied). As a result, in the event we fail to find a suitable target acquisition, the funds being held in trust may not be returned to you for as long as two years.
If the net proceeds of this offering not being placed in trust is insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.
      We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in trust to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions.
You will not be entitled to protections normally afforded to investors of blank check companies.
      Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $5.71 per share held in trust.
      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and other entities we engage, and all prospective target acquisitions we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than approximately $5.71 (of which $0.12 per share is attributable to the underwriters’ discount), plus interest, due to such claims. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our corporate stockholder has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target acquisitions or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations.
Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.
      Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management will evaluate the risks inherent in a particular target acquisition, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.
We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.
      Our certificate of incorporation authorizes the issuance of up to 120,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 34,471,685 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to Deutsche Bank Securities Inc., the representative of the underwriters) and all of the 5,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
Moreover, subsequent to the closing of this offering we anticipate entering into the definitive documentation with respect to the proposed credit facility pursuant to which we may incur indebtedness of up to $150,000,000.
      If we were to incur debt pursuant to the proposed credit facility, or otherwise, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if certain covenants that require the maintenance of certain financial ratios or reserves are breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.
Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel certain of who will not be employees of ours and others who may not continue with us following a business combination.
      Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. Our key personnel, other than our executive officers, will be various employees of our corporate stockholder who we anticipate we will have access to on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including Mark Rose, our chief executive officer and secretary, Shelby Sherard, our chief financial officer, and Mark Chrisman, a member of our Investment Committee, have entered into employment or consultant agreements with us. Further, although we presently anticipate that Mr. Rose, Ms. Sherard and Mr. Chrisman will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target acquisition may also remain in place. As such, other than Mr. Rose, Ms. Sherard and Mr. Chrisman, certain of our key personnel may not continue to provide services to us, including those individuals who are currently employees of our corporate parent, after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target acquisition, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.
Our officers, directors and advisors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.
      Our officers, directors and advisors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers and advisors are currently employed by our corporate affiliate and are not obligated to devote any specific number of hours to our affairs. If our corporate affiliate requires them to devote more substantial amounts of time to its business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.
Our officers, directors, advisors and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
      None of our officers, directors, advisors or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, all of our officers, directors and advisors currently are, and may in the future become affiliated with additional entities, including other “blank check” companies or real estate entities that are, engaged in business activities similar to those intended to be conducted by us. In particular, Mr. Rose, Ms. Sherard and Mr. Chrisman are the Chief Executive Officer, Chief Financial Officer and Executive Vice President of Capital Transactions, respectively, of Grubb & Ellis Company. In such capacities, Mr. Rose, Ms. Sherard and Mr. Chrisman have a fiduciary obligation to cause Grubb & Ellis Company to continue to present real estate leasing and acquisition opportunities that may be suitable for us to current and future clients of Grubb & Ellis Company. Additionally, our officers, directors and advisors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, Mr. Rose, Ms. Sherard and Mr. Chrisman may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any of these conflicts will be resolved in our favor.
Our corporate stockholder currently owns shares of our common stock which will not participate in liquidation distributions and, due to the fact that all of our current officers are employed by our corporate stockholder and certain of our directors also serve on the board of directors of our corporate stockholder, a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.
      Our corporate stockholder owns shares of our common stock that were issued prior to this offering, but has waived its right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. Additionally, our corporate stockholder has agreed with Deutsche Bank Securities, Inc. that it will place an irrevocable order with an independent third-party broker-dealer to purchase, to the extent available, up to

$3,500,000 of our warrants in the public marketplace on behalf of Grubb & Ellis Company if the public marketplace price is $0.70 or less per warrant during the forty (40) trading day period following the later of the separate trading of the warrants and sixty (60) calendar days after the end of the “restricted period” under Regulation M promulgated by the SEC. The shares acquired prior to this offering and any warrants owned by our corporate stockholder will be worthless if we do not consummate a business combination. All of our current officers are employed by our corporate stockholder and certain of our directors also serve on the board of directors of our corporate stockholder, and therefore, the personal and financial interests of our officers and certain of our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of certain of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target acquisition that is not in the best interests of our stockholders.
Other than with respect to the business combination, our officers, directors, securityholders and affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.
      Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.
We have entered into a long term brokerage services agreement, a long term facilities management agreement and a long term project management agreement with Grubb & Ellis Company, our corporate stockholder, and due to the fact that all of our current officers are employed by our corporate stockholder and certain of our directors also serve on the board of directors of our corporate stockholder, a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.
      We have entered into a long term brokerage services agreement, a long term facilities management agreement and a long term project management agreement with our corporate stockholder, Grubb & Ellis Company. Pursuant to these agreements, our corporate stockholder will serve as our exclusive agent with respect to commercial real estate brokerage and facilities management, and will perform project management services at our request. As a result, our corporate stockholder will stand to earn substantial fees and revenues in accordance with the terms and conditions of these agreements. The discretion of our officers, all of whom are also officers of our corporate stockholder, and the discretion of certain of our directors who are also directors of our corporate stockholder, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. In addition, our corporate stockholder, as a commercial real estate broker, has relationships with a significant number of clients pursuant to which they would be expected to provide certain business opportunities that could be appropriate for presentation to us. We do not have preferential rights to be presented with any such opportunities. Accordingly, although our corporate stockholder is our exclusive agent with respect to commercial real estate brokerage and facilities management, they provide such services to us on a non-exclusive basis.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.
      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.
      The net proceeds from this offering will provide us with approximately $137,750,000 which, along with the $2,000,000 initial capital contribution from our existing stockholders (an aggregate of $139,750,000), will be held in trust and may be used by us to complete a business combination. Our business combination must be with a business having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. Consequently, initially it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or properties. By consummating a business combination with only a single asset or property, our lack of diversification may subject us to numerous economic and competitive developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single property or asset; or

•	subject to numerous economic and competitive developments with respect to the real estate industry.
      Alternatively, if our business combination entails the simultaneous acquisitions of several properties or assets from different sellers, such sellers may need to agree that the purchase of their properties or assets is contingent upon the simultaneous closings of the other acquisitions. If we were to consummate a business combination with several properties or assets, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of these multiple properties and/or assets into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.
      When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders with respect to any shares they owned prior to the completion of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, draw upon our proposed credit facility if the target acquisition meets the criteria required by such credit facility, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to incur an amount of leverage either pursuant to the proposed credit facility or otherwise that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.
Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.
      We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, public real estate investment trusts (REITs) and operating businesses competing for the type of commercial properties and assets that we intended to primarily focus on. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of commercial real estate properties and assets. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.
If the proposed credit facility is not established, or if established, the target acquisition fails to meet the criteria of the proposed credit facility, or the proposed credit facility does not provide us with sufficient additional capital, and we are required to obtain additional financing to complete a business combination or to fund our operations and growth upon consummation of a business combination, but are unable to do so, we could be compelled to restructure or abandon a particular business combination.
      Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target acquisition to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target acquisition that we can afford to acquire, or the obligation to convert into cash a significant number of shares from dissenting stockholders, and the proposed credit facility has not been established, or is either insufficient in terms of additional capital or unavailable to us because the proposed target acquisition does not satisfy the criteria of the proposed credit facility, we will be required to seek additional financing. The proposed credit facility, which we do not anticipate entering into until after this offering is completed, is still subject to further negotiation and, there are no assurances that we will be able to enter into the proposed credit facility on terms and conditions that are ultimately acceptable to us, or at all. We also cannot assure you that, in the event that we do not enter into the proposed credit facility, any other additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target acquisition candidate. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.
Our existing stockholders, including certain of our directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.
      Upon consummation of our offering, our existing stockholders (including certain of our directors) will collectively own 21.33% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). In connection with the stockholder vote required for a business combination, all of our existing stockholders, including certain of our directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. These existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting and conversion rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.
      Further, because of Grubb & Ellis Company’s agreement with Deutsche Bank Securities Inc. to make open market purchases of the warrants during the forty-trading day period beginning the later of the date separate trading of the common stock and warrants begins or sixty calendar days after the end of the “restricted period” under Regulation M promulgated by the SEC, our existing stockholders may obtain an even larger ownership interest in our common stock upon exercise of such warrants which could permit them to influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our business combination. For a more complete discussion, including a detailed description of when such purchases may begin under Regulation M, please see the section of this prospectus entitled “Principal Stockholders.”

Our staggered board may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.
      Our charter provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.
Our existing stockholders paid an aggregate of $2,000,000, or approximately $0.30 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
      The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.67% or $1.78 per share (the difference between the pro forma net tangible book value per share of $4.22, and the initial offering price of $6.00 per unit).
Our outstanding warrants and option may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.
      In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 50,000,000 shares of common stock as part of the units and have agreed to sell to Deutsche Bank Securities Inc. an option to purchase up to a total of 1,250,000 units. In addition, we have also agreed to issue up to an additional 7,500,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to Deutsche Bank Securities Inc. is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and the option could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Therefore, our warrants and this option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and this option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.
Grubb & Ellis Company’s obligation to purchase warrants in the open market during the first forty trading days beginning the later of the date separate trading of the warrants has commenced or sixty calendar days after the end of the “restricted period” under Regulation M may support the market price of the warrants during such period and, accordingly, the termination of the support provided by such warrant purchases may materially adversely affect the market price of the warrants.
      Grubb & Ellis Company has agreed, pursuant to an agreement with Deutsche Bank Securities Inc. in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to place an irrevocable order with an independent third-party broker-dealer to purchase, to the extent available, up to $3,500,000 of our warrants in the public marketplace on behalf of Grubb & Ellis Company if public marketplace price is $0.70 or below per warrant during the forty (40) trading day period commencing on the later of the date separate trading of the warrants commences or sixty (60) calendar days after the end of the “restricted period” under Regulation M. Grubb & Ellis Company will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any warrants purchased in the open market pursuant to such agreement until following the consummation of a business combination. Such warrant purchases may serve to support the market price of the warrants during such forty-trading day period at a price above that which would prevail in the absence of such purchases by Grubb & Ellis Company. However, the agreement and Grubb & Ellis Company’s obligation to purchase warrants shall terminate at the end of such forty-trading day period or the earlier purchase of the maximum number of warrants by Grubb & Ellis Company. The termination of the support provided by the warrant purchases may materially adversely affect the market price of the warrants.
If our existing stockholders exercise their registration rights, and/or if Deutsche Bank Securities Inc. elects to exercise its unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights and the purchase option may make it more difficult to effect a business combination.
      Our existing stockholders are entitled to make a demand that we register the resale of their shares of common stock at any time commencing three months prior to the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 6,778,315 shares of common stock eligible for trading in the public market. In addition, we have agreed to sell to Deutsche Bank Securities Inc. a unit purchase option to purchase up to a total of 1,250,000 units identical to those units offered by this prospectus, except that the warrants issued as part of the unit purchase option will be exercisable at $6.25 per share. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 3,750,000 shares of our common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights and the purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition, as the stockholders of the target acquisition may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of the registration rights and the purchase option may have on the trading market for our common stock.
If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
      If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.
      In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

      To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.
The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.
We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.
      We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors, whose collective experience in business evaluations is not significant.
In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
      We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
      If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our securityholders to sell their securities in certain states.
Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
      Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock.
      We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to the Real Estate Industry
The real estate market in general is subject to a number of economic conditions that are not within our control.
      The commercial real estate market is subject to various risks and fluctuations and cycles in value and demand for real estate in local markets, many of which are beyond our control. Changes in one or more of these factors could either favorably or unfavorably impact the volume of transactions and prices or lease terms for real estate. Consequently, our revenue from the operating results of any target acquisition and any increase in its value, and our corresponding cash flow and financial condition could be materially and adversely impacted by changes in these factors. These factors include:

•	adverse changes in international, national, regional or local economic, demographic and market conditions;

•	adverse changes in financial conditions of buyers, sellers and tenants of properties;

•	competition from other real estate investors with significant capital;

•	reductions in the level of demand for commercial space, and changes in the relative popularity of properties;

•	fluctuations in interest rates, which could adversely effect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all;

•	unanticipated increases in operating expenses, including, without limitation, insurance costs, labor costs, energy prices and costs of compliance with laws, regulations and governmental policies;

•	changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws and governmental fiscal policies, and changes in the related costs of compliance with laws, regulations and governmental polices; and

•	civil unrest, acts of God, including earthquakes, floods and other natural disasters and acts of war or terrorism, including the consequences of terrorist acts such as those that occurred on September 11, 2001, which may result in uninsured losses.
Increasing competition for the acquisition of real estate may impede our ability to make future acquisitions or may increase the cost of these acquisitions, which could adversely affect our operating results and financial condition.
      The commercial real estate industry is highly competitive on an international, regional and local level. We will face competition from REITs, institutional pension funds, and other public and private real estate companies and private real estate investors. Although many of our competitors are local or regional firms that are substantially smaller than we are as a whole, some of these firms are substantially larger than we are in the local or regional area in which we actually compete with these firms. These competitors may prevent us from acquiring desirable properties or increase the price we must pay for real estate. Our competitors may have greater resources than we do, and may be willing to pay more or may have a more compatible operating philosophy with our acquisition targets. In particular, REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for such properties. If we pay higher prices for properties, our profitability may decrease and we may experience a lower return on our investments. Increased competition for properties may also preclude us from acquiring those properties that would generate the most attractive returns to us.
Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.
      Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.
Rising operating expenses and decrease in rents at our properties could reduce our cash flow and funds available for future dividends.
      Our properties will likely be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds for that property’s operating expenses. If our competitors offer space at rental rates below market rates, or below the rental rates we charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we charge in order to retain tenants when our tenants’ leases expire. Our properties could also be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. Such rise in operating expenses and loss of rents could reduce our cash flows and funds available for future dividends.
The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.
      The consideration that we pay will be based upon numerous factors and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure you that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.
Environmental regulation and issues, certain of which we may have no control, may adversely impact our business.
      Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Failure by us to uncover and adequately protect against environmental issues in connection with a target acquisition may subject us to liability as buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. We may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were legal and we had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, we may also be held responsible for the entire payment of the liability if we are subject to joint and several liability and the other responsible parties are unable to pay. We may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner which could adversely affect us.
Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem
      When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise.
Our properties may contain asbestos which could lead to liability for adverse health effects and costs of remediating asbestos.
      Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (or ACMs), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against us for personal injury associated with ACMs. There may be ACMs at certain of the properties we acquire.
Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make substantial unintended expenditures.
      Any properties we acquire will be required to comply with the Americans with Disabilities Act of 1990, or the ADA. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. While the tenants to whom we lease properties will be obligated by law to comply with the ADA provisions, and under our net leases will typically be obligated to cover costs associated with compliance, if required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of such tenants to cover costs could be adversely affected and we could be required to expend our own funds to comply with the provisions of the ADA, which could adversely affect our results of operations and financial condition and our ability to make distributions to shareholders. In addition, we will be required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements.
Failure of our tenants to pay rent could seriously harm our operating results and financial condition.
      We may rely on rental payments from tenants of a target acquisition as a source of cash. At any time, any of our tenants may experience a downturn in its business that may weaken its financial condition. As a result, a tenant may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Any tenant bankruptcy, insolvency, or failure to make rental payments when due could result in the termination of the tenant’s lease and material losses to our company. A default by a large tenant on one of these properties could have a material adverse effect on our operating results and financial condition.
      In particular, if any of our significant tenants becomes insolvent, suffers a downturn in its business and decides not to renew its lease or vacates a property and prevents us from leasing that property by continuing to pay base rent for the balance of the term, it may seriously harm our business. Failure on the part of a tenant to comply with the terms of a lease may give us the right to terminate the lease, repossess the applicable property and enforce the payment obligations under the lease; however, we would be required to find another tenant. We cannot assure you that we would be able to find another tenant without incurring substantial costs, or at all, or that, if another tenant was found, we would be able to enter into a new lease on favorable terms.
The bankruptcy or insolvency of our tenants under their leases could seriously harm our operating results and financial condition.
      Any bankruptcy filings by or relating to one of our tenants could bar us from collecting pre-bankruptcy debts from that tenant or its property. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. However, if a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our operating results and financial condition.
Increases in our property taxes could adversely affect our cash flow and financial condition.
      Each of our properties will be subject to real and personal property taxes. These taxes on our properties may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Many U.S. states and localities are considering increases in their income and/or property tax rates (or increases in the assessments of real estate) to cover revenue shortfalls. If property taxes increase, it may adversely affect our cash flow and financial condition.
Uninsured and underinsured losses may adversely affect operations.
      We, or in certain instances, tenants of our properties, are likely to carry commercial general liability, fire and extended coverage insurance with respect to our properties. We plan to obtain coverage that has policy specifications and insured limits that we believe are customarily carried for similar properties. However, certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, may be either uninsurable or not economically insurable. Should a property sustain damage, we may incur losses due to insurance deductibles, to co-payments on insured losses or to uninsured losses. In the event of a substantial property loss, the insurance coverage may not be sufficient to pay the full current market value or current replacement cost of the property. In the event of an uninsured loss, we could lose some or all of our capital investment, cash flow and anticipated profits related to one or more properties. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it not feasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds we receive might not be adequate to restore our economic position with respect to such property.
      In the event of an underinsured loss with respect to a property relating to a title defect, the insurance proceeds we receive might not be adequate to restore our economic position with respect to such property. In the event of a significant loss at one or more of the properties covered by the blanket policy, the remaining insurance under our policy, if any, could be insufficient to adequately insure our remaining properties. In this event, securing additional insurance, if possible, could be significantly more expensive than our current policy.
If we are unable to promptly relet or renew leases as they expire, our cash flow and ability to service our indebtedness, if any, may be adversely affected.
      We are subject to the risks that upon expiration of leases for space located in our buildings (a) such leases may not be renewed, (b) such space may not be relet or (c) the terms of renewal or reletting, taking into account the cost of required renovations, may be less favorable than the current lease terms. If we are unable to promptly relet, or renew the leases for, a substantial portion of the space located in our buildings, or if the rental rates upon such renewal or reletting are significantly lower than expected rental rates, or if our reserves for these purposes prove inadequate, our cash flow and ability to service our indebtedness, if any, may be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This Prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this Prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.
      Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our status as a development stage company;

•	our dissolution or liquidation prior to a business combination;

•	the reduction of the proceeds held in trust due to third party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital shares or incurrence of debt to complete a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by our existing stockholders of a substantial interest in us;

•	the adverse effect the outstanding warrants and options may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our existing stockholders;

•	the lack of a market for our securities;

•	our being deemed an investment company;

•	changes in real estate prices;

•	our dependence on our key personnel;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	our dependence on a single asset or property after our business combination;

•	the purchase of warrants in the open market by Grubb & Ellis Company;

•	the effect of economic conditions on the real estate markets;

•	increase in property values;

•	competition for properties;

•	operational risks;

•	environmental risks;

•	ability to identify liabilities associated with acquired properties prior to their acquisition;

•	ability to manage price and operational risks; and

•	ability to acquire or renew permits and approvals.
      These risks and others described under “Risk Factors” are not exhaustive.
      Any forward-looking statement made by us in this Prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS
      We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-		Over-Allotment
	Allotment Option		Option Exercised

Gross proceeds	$150,000,000		$172,500,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds)(2)	10,500,000		12,075,000
Legal fees and expenses (including blue sky services and expenses)	235,000		235,000
Miscellaneous expenses	4,160		4,160
Printing and engraving expenses	60,000		60,000
Accounting fees and expenses	30,000		30,000
SEC registration fee	56,952		56,952
NASD registration fee	48,888		48,888
AMEX application and listing fees	65,000		65,000
Net proceeds
Net proceeds held in trust	137,750,000	(4)	158,675,000 (4)
Net proceeds not held in trust	1,250,000		1,250,000

Total net proceeds	$139,000,000		$159,925,000

Use of net proceeds not held in trust(3)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a potential business combination	300,000		(24.0)%
Due diligence (excluding accounting and legal due diligence) of prospective target acquisitions	200,000		(16.0)%
Payment of administrative fee to Grubb & Ellis Company ($7,500 per month for two years)	180,000		(14.4)%
Legal and accounting fees relating to SEC reporting obligations	80,000		(6.4)%
Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves	490,000		(39.2)%

Total	$1,250,000		(100.0)%

(1)	A portion of the offering expenses have been paid from the funds we received from our affiliate described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	The underwriters have agreed to defer $3,000,000 of their underwriting discount ($0.12 per unit), equal to 2% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at J.P. Morgan Chase & Co. or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)	The amount of proceeds not held in trust will remain constant at $1,250,000 even if the over-allotment is exercised.

(4)	Exclusive of the $2,000,000 initial capital contribution of our existing stockholders.

     $137,750,000, or $158,675,000 if the over-allotment option is exercised in full, of net proceeds, plus our existing stockholders’ $2,000,000 initial capital contribution, (accordingly, an aggregate of $139,750,000 or $160,675,000, respectively) will be placed in a trust account at J.P. Morgan Chase & Co. or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $3,000,000 or $3,450,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount will be deposited into such trustee account. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ discount). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.
      We have agreed to pay our corporate stockholder a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Grubb & Ellis Company for our benefit and is not intended to provide our directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Chicago metropolitan area, that the fee charged by Grubb & Ellis Company is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our business combination or the distribution of the trust account to our public stockholders.
      Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $1,250,000. We intend to use the excess working capital (approximately $490,000) for director and officer liability insurance premiums (approximately $80,000), with the balance of $410,000 being held in reserve for tax payments and in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as a possible down payment, lock-up or “no-shop” provision, if necessary, to bear the costs of liquidation and dissolution if in the event we are unable to effect a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within such 18 month period), as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholder in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants (other than Grubb & Ellis and its affiliates) to assist us with our search for a target acquisition. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions.
      To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations.
      We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock, our proposed credit facility or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. Our corporate stockholder, Grubb & Ellis Company, has advanced to us a total of $170,840 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee, AMEX application and listing fees, blue sky filing fees and legal and audit fees and expenses. The loan will be payable without interest on the earlier of October 21, 2006, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.
      The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.
      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.
      Other than the restricted stock to be issued to Mark W. Chrisman, a member of our Investment Committee and Executive Vice President of Capital Transactions of Grubb & Ellis Company, in the event of and upon the consummation of a business combination and the fees payable to Grubb & Ellis Company pursuant to a long term brokerage services agreement, a long term facilities management agreement, a long term project management agreement and an agreement to provide general and administrative services, no compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or stockholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such individuals will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table to “Legal, accounting and other expenses,” “Due diligence of prospective target acquisitions” and “Working capital.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.
      A public stockholder (but not our existing stockholders with respect to any shares of our common stock owned by them immediately before this offering) will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder (but not our existing stockholders with respect to any shares of our common stock owned by them immediately before this offering) converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.
      Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in trust. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.

DILUTION
      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.
      At November 22, 2005, our net tangible book value was $2,000,000, or approximately ($0.30) per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at November 22, 2005 would have been $113,063,975 or $4.22 per share, representing an immediate increase in net tangible book value of $3.92 per share to the existing stockholders and an immediate dilution of $1.78 per share or 29.67% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $27,936,025 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders with respect to any shares of our common stock owned by them immediately before this offering) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.
      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$6.00
Net tangible book value before this offering	$0.30
Increase attributable to new investors	$3.92
Pro forma net tangible book value after this offering	$4.22
Dilution to new investors	$1.78
      The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average
					Price Per
	Number	Percentage	Amount	Percentage	Share

Existing stockholders	6,778,315	21.33%	$2,000,000	1.32%	$0.30
New investors	25,000,000	78.67%	$150,000,000	98.68%	$6.00

	31,778,315	100.0%	$152,000,000	100.0%

      The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$2,000,000
Proceeds from this offering	$150,000,000
Offering costs paid in advance and excluded from net tangible book value before this offering	$(11,000,000)
Less: Proceeds held in trust subject to conversion to cash ($5.59 × 4,997,500 shares)	$(27,936,025)

$113,063,975

Denominator:
Shares of common stock outstanding prior to this offering	6,778,315
Shares of common stock included in the units offered	25,000,000
Less: Shares subject to conversion (25,000,000 × 19.99%)	(4,997,500)

26,780,815

CAPITALIZATION
      The following table sets forth our capitalization at November 22, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	November 22, 2005

	Actual	As Adjusted(1)

Notes Payable	$137,600	$—

Total debt	$137,600	$—

Common stock, $.0001 par value, 0 and 4,997,500 shares that are subject to possible conversion at conversion value	$—	$27,936,025

Stockholders’ equity:
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none issued or outstanding	0	0
Common stock, $.0001 par value, 120,000,000 shares authorized; 6,778,315 shares issued and outstanding, actual; 31,778,315 shares issued and outstanding, as adjusted	678	3,178
Additional paid-in capital	1,999,322	113,060,797
Deficit accumulated during the development stage	0	0

Total stockholders’ equity:	$2,000,000	$113,063,975

Total capitalization	$2,137,600	$141,000,000

(1)	Assumes full payment to the underwriters of the underwriters’ discount out of the proposed offering, including the $3,000,000 being held in the trust account and excludes the payment of $100 from Deutsche Bank Securities Inc. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrant.
      If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders with respect to any shares of our common stock owned by them immediately before this offering) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount), inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      We were formed on September 7, 2005 to serve as a vehicle for the acquisition of one or more commercial real estate properties or assets. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt pursuant to our proposed credit facility and possibly otherwise, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      Similarly, if we incur debt pursuant to our proposed credit facility or otherwise, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt contains covenants restricting our ability to obtain additional financing while such debt is outstanding.
      We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities and negotiating our proposed credit facility.
      We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $500,000, and underwriting discounts of approximately $10,500,000, or $12,075,000 if the over-allotment option is exercised in full, will be $139,000,000, or $159,925,000 if the over-allotment is exercised in full. Of this amount, $137,750,000, or $158,675,000 if the over-allotment option is exercised in full, plus the $2,000,000 initial capital contribution of our existing stockholders (for an aggregate of $139,750,000 and $160,675,000, respectively) will be held in trust and the remaining $1,250,000 in either event will not be held in trust. Additionally, $3,000,000 or $3,450,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount will be deposited into the trust account. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.
      We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the property and asset locations that represent prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the target acquisition to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $200,000 of expenses for the due diligence and investigation of a target acquisition, $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to our corporate stockholder ($7,500 per month for two years), $80,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $490,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $80,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us and our proposed credit facility is not established or the proceeds from our proposed credit facility are not available to us. The proposed credit facility may not be available, for among other reasons, the real estate to be acquired in the business combination is not commercial real estate in the industrial or office market or does not constitute a qualified borrowing base property under a definitive loan agreement for such facility. The proposed credit facility is subject to future negotiation after the consummation of this offering.
      In the event that we are able to consummate a business combination, we believe that we can add value to the acquired properties by stabilizing and repositioning the properties and improving occupancy, increasing rental rates and reducing operating expenses, thereby causing these under-performing properties to generate improved income streams. We believe the majority of our revenue will be derived from rents collected from the leasing of our properties and that we will also derive additional revenue from the resale of certain of our properties in a timely and efficient manner. We believe that we will lease our properties to office and industrial tenants and that such leases will typically be for 5-10 years.
      We are obligated, commencing on the effective date of the registration statement through the consummation of a business combination or our liquidation, to pay our corporate stockholder a monthly fee of $7,500 for general and administrative services.
      As of November 22, 2005, our corporate stockholder has advanced an aggregate of $137,600 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of November 22, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

PROPOSED BUSINESS
Introduction
      We are a blank check company organized under the laws of the State of Delaware on September 7, 2005. We were formed to acquire, through a purchase, asset acquisition or other business combination, commercial real estate properties and/or assets. To date, our efforts have been limited to organizational activities.
      We intend to focus our efforts primarily on the industrial and office market sector of the U.S. commercial real estate industry. We will not limit ourselves geographically, except that, we will not initially seek to effect a business combination with a target acquisition located in the central business district of a major metropolitan area. Rather, we intend to focus our efforts on secondary and tertiary geographic markets throughout the United States, as well as the suburban regions of the central business districts of major metropolitan markets. We believe that the industrial and office sector in these geographic markets offers us an opportunity to acquire underperforming properties that we believe we have the capability of turning around and repositioning, thereby increasing cash flow, profitability and asset value. We believe we can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, nationwide contacts and proprietary industry data of our publicly-traded corporate stockholder, Grubb & Ellis Company, and the core competencies of our executive management team. We anticipate that other than executive oversight and direction provided by our Chief Executive Officer, Chief Financial Officer and Board of Directors, at least until the consummation of a business combination, and if one occurs, possibly thereafter, our day to day operations will be conducted primarily by employees of our corporate stockholder, Grubb & Ellis.
      Our executive officers and directors have extensive experience in the real estate industry as executive officers, principals or directors in various real estate enterprises throughout the United States. Moreover, our corporate stockholder, Grubb & Ellis Company, is an established, publicly traded global integrated real estate services firm which, between its company-owned offices and affiliate network, includes more than 5,000 professionals located in 37 states throughout the country. Although we do not have any preferential arrangements to consider business opportunities identified by Grubb & Ellis Company, we expect to leverage the extensive industry expertise, network of more than 130 research professionals, nationwide contacts and experience of our corporate stockholder as well as our officers and directors in connection with our efforts to identify prospective target acquisitions. However, we will not enter into any business combination with any of our existing stockholders, officers or directors or any of our affiliates.
      We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target acquisition or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account other than the portion representing our underwriters’ deferred discount, less our liabilities) at the time of such acquisition. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets or properties. In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity. We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to draw upon our proposed credit facility or raise additional funds through a private offering of debt or equity securities, although other than the proposed credit facility we have not agreed to or entered into any such fund raising arrangement and have no current intention of doing so.
      Our principal executive offices are located at 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062 and our telephone number is (847) 753-7500.
Business Strategy
      We believe that industrial and office assets and properties located outside of the central business districts of major metropolitan markets provides us an opportunity to identify and acquire an under-performing target acquisition that can be turned around or repositioned through such traditional value-enhancing services such as superior marketing of real estate properties, improved tenant management, and the structuring of flexible leasing arrangements. We believe we can identify such a target acquisition by utilizing the extensive nationwide experience, contacts and proprietary market data of our publicly traded corporate stockholder (Grubb & Ellis Company), the core competencies of our management personnel and our access to holders of corporate and institutional portfolios. Grubb & Ellis Company is a leading provider of a full range of real estate services, including transaction, property and facilities management and consulting services to users and investors worldwide. As such, it has extensive and longstanding relationships with owners and occupiers of commercial real estate through its more than 5,000 professionals located in 37 states throughout the country. We will seek to leverage these relationships of our corporate stockholder to source opportunities before they are widely marketed in an attempt to effect a so-called off market transaction with a target acquisition. We believe that access to such off market target acquisitions will afford us, in the absence of a competitive bidding environment, a greater opportunity to acquire a target acquisition on more favorable terms than would otherwise be the case. Accordingly, through our corporate stockholder, we intend to identify and source a potential target acquisition, conduct preliminary risk return analysis and perform asset, market, tenant and financial analysis to evaluate relevant demographic, industry, real estate and market trends with respect to the particular properties or assets. In doing so we will leverage the proprietary market data routinely compiled, analyzed and updated by Grubb & Ellis’ and its affiliate’s 130 research professionals dispersed across 85 markets. Based upon the industry experience of the management personnel employed by our corporate stockholder and our own management personnel, we believe we can negotiate and structure a business combination that will provide us with the appropriate protections and rights with respect to a target acquisition. In the event that we are able to consummate a business combination, we believe that we can add value to the acquired properties by stabilizing and repositioning the properties and improving occupancy, increasing rental rates and reducing operating expenses, thereby causing these under-performing properties to generate improved income streams. In order to assist us in evaluating potential target acquisitions (and if a business combination is consummated, potential acquisitions thereafter), we have formed an Investment Committee comprised of our Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Mark W. Chrisman, Executive Vice President of Capital Transactions of Grubb & Ellis Company. The Investment Committee will report directly to our Board of Directors. We believe that the majority of our revenue will be derived from rents collected from the leasing of our properties and that we will also derive additional revenue from the resale of certain of our properties in a timely and efficient manner. We believe that we will lease our properties to office and industrial tenants and that such leases will typically be for 5-10 year terms. We believe that our ability to make such timely and efficient dispositions of properties will be enhanced by our access to the proprietary database of market information that is maintained by our corporate stockholder. However, due to numerous factors, including but not limited to then existing local and national market conditions, the then current cost of capital, and our then current acquisition and disposition strategy, all of which can vary from property to property and from time to time, we cannot assess how long we may hold a particular property before we dispose of it.

Agreements with Corporate Stockholder
      Master Agreement for Services with Grubb & Ellis Company. We have entered into that certain Master Agreement for Services with Grubb & Ellis Company, our corporate stockholder, whereby Grubb & Ellis Company shall serve as our exclusive agent in the United States and worldwide with respect to commercial real estate brokerage and consulting services relating to real property acquisitions and dispositions as well as agency listing services with respect to the leasing of space within any of the properties we own or acquire. The initial term of the agreement is five (5) years, and shall become effective upon the effective date of the registration statement. Either party may terminate the agreement if the other party fails, in any material respect, to perform its obligations thereunder, following notice of such failure and an opportunity of the failing party to cure. The master services agreement is on terms and conditions that are no more favorable to our corporate stockholder than if we had entered into similar agreements with an unaffiliated third party to provide such services, and the pricing of the acquisition, disposition or leasing services provided by our corporate stockholder thereunder, shall be in accordance with the customary prevailing rates in the market where such property is located, and shall be subject to our approval. A copy of the master services agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description of such agreement is qualified in its entirety by reference thereto.
      Property Management Agreement with Grubb & Ellis Management Services, Inc. We have entered into that certain Property Management Agreement with Grubb & Ellis Management Services, Inc. (“GEMS”), a wholly owned subsidiary of our corporate stockholder, whereby GEMS shall serve as the sole and exclusive managing agent for all real property we acquire. The property management agreement shall become effective upon the consummation of a business combination, and shall continue for a twelve (12) month period which shall automatically renew, in the absence of written notice to the contrary by either party within thirty (30) days prior to the end of any current term. Either party shall also have the absolute right to terminate the agreement with or without cause upon sixty (60) days prior written notice. We will have the right to remove GEMS as the property manager immediately upon deliver of the sixty day termination notice, however, unless the termination is for cause, GEMS would be entitled to receive its management fee for the subsequent sixty day period. The property management agreement is on terms and conditions that are no more favorable to our corporate stockholder than if we had entered into similar agreements with an unaffiliated third party to provide such services. GEMS shall be entitled to a monthly management fee equal to the greater of (a) three percent (3%) (or more if the then current rate is higher) of a property’s monthly gross cash receipts from the operations of the property, or (b) the minimum monthly fee to be determined by GEMS and us. GEMS shall also be entitled to reimbursement of salaries and other expenses that are directly related to managing the asset or assets. A copy of property management agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description of such agreement is qualified in its entirety by reference thereto.

      Master Agreement for Project Management Services with Grubb & Ellis Management Services, Inc. We have entered into that certain Master Agreement for Project Management Services with GEMS, whereby GEMS shall be retained to perform, as requested by us, project management services with respect to consulting and project management of interior office space and/or building infrastructure improvements, including organizational, resource and project planning, with respect to any properties we may acquire. The project management services agreement shall become effective upon the consummation of a business combination, and shall remain in effect until terminated by either party with or without cause upon sixty (60) days prior written notice. The project management services agreement is on terms and conditions that are no more favorable to our corporate stockholder than if we had entered into similar agreements with an unaffiliated third party to provide such services. GEMS shall be entitled to be paid a project fee for each project equal to five percent (5%) of the total project costs, including without limitation, all costs of architects, engineers, consultants involved in design and construction, and all construction costs. The project management will be primarily executed by GEMS’ property staff. However, if required, salaries and benefits of staff assigned to a project along with their travel expenses and project management software costs (if a separate license must be acquired) will be reimbursed. A copy of the master agreement for project management services has been filed as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description of such agreement is qualified in its entirety by reference thereto.

Compensation in Connection with a Business Combination
      In the event we effect a business combination, we have agreed to grant to Mark W. Chrisman, a member of our Investment Committee and Executive Vice President of Capital Transactions of Grubb & Ellis Company, two hundred and fifty thousand dollars ($250,000) worth of restricted shares of our common stock based on the per share price that is equal to the average of the high and low market price of our common stock on the date the business combination is consummated. Such shares shall vest in three equal installments of thirty-three and one-third percent (33 1/3%) on the date the business combination is consummated and on the second and third anniversaries of such date, subject to Mr. Chrisman continuing to be employed by Grubb & Ellis Company on such dates.
      Other than the restricted stock to be issued to Mr. Chrisman in the event of and upon the consummation of a business combination and the fees payable to Grubb & Ellis Company pursuant to a long term brokerage services agreement, a long term facilities management agreement, a long term project management agreement and an agreement to provide general and administrative services, no compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, or in connection with the consummation of the business combination.

Proposed Agreement with Affiliate of Deutsche Bank Securities Inc.
      We have agreed with Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., on the principle terms of a proposed secured asset based revolving credit facility in an amount of up to $150 million. Under the proposed credit facility, which would have a term of three (3) years, Deutsche Bank Securities Inc., the representative of our underwriters, will be the lead arranger and book runner and Deutsche Bank Trust Company will be the administrative agent and a lender. Although we have no present plans for the proposed credit facility, such credit facility, if established, may be drawn upon to finance a portion of the purchase price of the target acquisition in connection with any proposed business combination, but not before. In addition, it may be used for any subsequent acquisitions if we are successful in consummating a business combination, and for working capital and other general corporate purposes. The proposed credit facility is still subject to further negotiation and the entering into of definitive documentation, which we do not anticipate will occur until after this offering is complete. There cannot be any assurance that we will reach acceptable terms with respect to the proposed credit facility.
      Facility Amount and Qualified Borrowing Base Properties. We anticipate that the proposed credit facility will provide financing of up to $150 million, subject to a borrowing base. We anticipate that the borrowing base at any time will be limited to the lesser of (a) a percentage of our “all-in purchase price” of each qualified borrowing base property and (b) a percentage of the appraised value of each such property.
      Properties constituting qualified borrowing base properties under the proposed credit facility are expected to be commercial real estate assets primarily in the industrial and office markets and shall be subject to certain criteria to be later determined.
      Interest Rate and Fees. We anticipate that borrowings under the proposed credit facility will bear interest at a rate equal to, at our option, either (a) a base rate or (b) a LIBOR rate, in each case plus an applicable margin.
      Security and Guarantees. We expect that all obligations under the proposed credit facility will be secured by the qualified borrowing base properties.
      Covenants and Other Terms. We expect that the proposed credit facility will contain customary covenants for a facility of this type, including, but not limited to, negative covenants that place restrictions on liens, indebtedness, restricted payments, mergers and acquisitions, asset sales, investments and changes of control and financial covenants that require (a) minimum liquidity, (b) a total leverage ratio, (c) minimum net worth and (d) a limitation on dividends. The proposed credit facility, if established, will also contain customary closing conditions, representations and warranties and events of default for a facility of this type.
Overview of Industrial and Office Markets

Industrial Market
      Our management believes that industrial markets are typically viewed as the property type with the lowest investment risk due to relatively low construction costs, few tenant improvements required, and a construction cycle that is short enough to be able to halt before over supply becomes a significant issue. Nonetheless, industrial property is not without risk, as industrial properties typically have the shortest lifecycle. Moreover, a recent surge in construction in industrial properties is presently keeping rental rates flat in most markets throughout the United States. Overall, however, investor demand for industrial properties increased in the first nine months of 2005 as a consequence of relatively low interest rates and availability of capital. Transactions totaled $23.8 billion in the first three quarters of 2005, approximately 83% ahead of the same time for the prior year. Institutions, REITs and foreign and domestic investors comprised the majority of the net purchasers of industrial properties. Private owners and owner-users were the net sellers. Unleveraged total return (which is income plus appreciation) for institutional industrial properties tracked by the National Council of Real Estate Investment Fiduciaries was 3.99% for the third quarter of 2005. The loan-to-value ratio for industrial properties is 70-75% and the capitalization rate for the third quarter of 2005 was 7.45% for industrial properties, which is 70 basis points less than for such properties for the same period in 2004.

Office Market
      Various macro-economic forces have been exerting downward pressure on demand for office space, such as off-shoring, corporate cost cutting, productivity gains, shrinking office space per employee, and the use of technology. However, the office market has been performing in the current real estate cycle about the same as it has in previous cycles, absorbing space in response to increasing employment in the office sector. More so than most other sectors of real estate, risk in the office market sector tends to be more closely related to employment growth, which totaled approximately 2 million net new payroll jobs during 2005. Office investment transactions for the first nine (9) months of 2005 was $70.6 billion, which exceeded the comparable period for 2004 by 42%. REIT’s, institutions and foreign and domestic investors were net buyers in the first three quarters of 2005 while private local firms and individual owner-users were the net sellers. The unleveraged total return for institutional office properties tracked by the National Council of Real Estate Investment Fiduciaries was 5.06% in the third quarter of 2005. The average sales price was $220 per square foot for central business district assets and $170 per square foot for suburban office assets. The average sales price was $207 per square foot in primary markets, $159 in secondary markets and $134 in tertiary markets. Typical loan-to-value ratio for office properties is 70-75%. The capitalization rate for the third quarter of 2005 for suburban office assets was 7.3%, which represented a 60 basis points decline for such assets for the previous period. The capitalization rate for primary markets was 6.8%, 7.3% for secondary markets and 7.6% for tertiary markets.
Regulations

Environmental Regulations
      Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Failure by us to uncover and adequately protect against environmental issues in connection with a target acquisition may subject us to liability as buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. We may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were legal and we had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, we may also be held responsible for the entire payment of the liability if we are subject to joint and several liability and the other responsible parties are unable to pay. We may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner which could adversely affect us.
      Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (ACMs), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against us for personal injury associated with ACMs. There may be ACMs at certain of the properties we acquire.

Americans with Disabilities Act
      Any properties we acquire will be required to comply with the Americans with Disabilities Act of 1990, or the ADA. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. While the tenants to whom we lease properties will be obligated by law to comply with the ADA provisions, and under our net leases will typically be obligated to cover costs associated with compliance, if required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of such tenants to cover costs could be adversely affected and we could be required to expend our own funds to comply with the provisions of the ADA, which could adversely affect our results of operations and financial condition and our ability to make distributions to shareholders. In addition, we will be required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements.
Effecting a Business Combination; Investment Policies

General
      We were formed to acquire, through a purchase, asset acquisition or other business combination, commercial real estate properties and/or assets. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, our proposed credit facility, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.
      Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, there are no limitations on the type of real estate investments (including investments in securities of entities that own commercial real estate) we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments (including investments in securities of entities that own commercial real estate) in any location or type of market.
      We intend to focus our acquisitions efforts primarily in the industrial and office market sector of the U.S. commercial real estate industry. We do not intend to make investments in real estate mortgages or other real estate securities (except for investments in securities of entities that own commercial real estate). We will not limit ourselves geographically, except that, we will not initially seek to effect a business combination with a target acquisition located in the central business district of a major metropolitan area. Rather, we intend to focus our efforts on secondary and tertiary geographic markets throughout the United States, as well as the suburban regions of major metropolitan markets. We believe that we will derive the majority of our revenue from the leasing and management of our properties and that we will also derive additional revenue from the resale of certain properties in a timely and efficient manner.
      We have entered into a long term brokerage services agreement, a long term facilities management agreement and a long term project management agreement with Grubb & Ellis Company. Pursuant to these agreements, Grubb & Ellis Company will serve as our exclusive agent with respect to commercial real estate brokerage and facilities management, and will perform project management services at our request.

We have not identified a target acquisition
      To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.
      Subject to the limitation that a target acquisition have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisition
      While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates in the real estate industry that we intend to target. Pursuant to that certain Master Agreement for Services we have entered into with Grubb & Ellis Company, target acquisitions will be brought to our attention by Grubb & Ellis Company through its network of 1,500 brokers and 2,500 dedicated property management professionals located in 37 states who regularly, in the course of their daily business activities, see numerous varied opportunities. Target acquisitions may also be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. Unaffiliated sources may also introduce us to target acquisitions they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Grubb & Ellis Company will be entitled to fees for services provided to us, as a broker, co-broker or otherwise, in amounts that are in accordance with the customary prevailing rates in the market where such property is located. In addition, our officers and directors, as well as their affiliates, may also bring to our attention target candidates of which they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. Except for restricted shares to be issued to Mr. Chrisman, a member of our Investment Committee and Executive Vice President of Capital Transactions of Grubb & Ellis Company, in the event of and upon consummation of a business combination and fees payable to Grubb & Ellis Company in connection with a long term brokerage services agreement, a long term facilities management agreement, a long term project management agreement and an agreement to provide general and administrative services, in no event will any of our existing officers, directors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Selection of a target acquisition and structuring of a business combination
      Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following:

•	Macro-economic trends;

•	Market conditions;

•	Environmental risks;

•	Physical condition of the property;

•	Occupancy in the property vs. market;

•	Tenant profile;

•	Lease rollover; and

•	Capital requirements and return on investment.
      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target acquisition, we will conduct an extensive due diligence review which will encompass, among other things, physical inspection of the property or assets, a review of all environmental, zoning, permitted use and title issues, and a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.
      The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target acquisition
      The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets (including the funds held in the trust account other than the portion representing our underwriters’ deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets. To accomplish this, in addition to the proposed credit facility, we may seek to raise additional funds through a first mortgage financing or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold.

Possible Lack of business diversification
      Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several commercial real estate properties. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.
      In the event we ultimately determine to simultaneously acquire several properties or assets and such properties or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its properties or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the properties or assets into a single operating business.

Opportunity for stockholder approval of business combination
      Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of the property or asset.
      In connection with the vote required for any business combination, our existing stockholders have agreed to vote all of their shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by our existing stockholders. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.
      Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek shareholder approval for any subsequent acquisitions.

Conversion rights
      At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering; they will have the right with respect to any shares of our common stock that they may acquire in connection with or following this offering. The actual per-share conversion price will be equal to the amount in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount), which shall include $2,000,000 from the purchase of our common stock by our existing stockholders, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $5.59 or $0.41 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that still hold. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination.

Liquidation if no business combination
      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, we will be dissolved. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account(including the amount held in the trust account representing a portion of the underwriters’ discount), inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering, but they will have such rights with respect to any shares of our common stock that they may acquire in connection with or following this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.
      If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $5.71 (of which $0.12 per share is attributable to the underwriters’ discount), or $0.29 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $5.71, plus interest, due to claims of creditors. Our affiliate has agreed, pursuant to agreements with us that, if we liquidate prior to the consummation of a business combination, it will be liable to pay debts and obligations to target acquisitions or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount.
      If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.
      Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.
Policies with respect to Certain Activities
      The following is a discussion of our policies with respect to certain activities, including financing matters. These policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. Any change to any of these policies by our board, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our board of directors believes that a change is in our and our stockholders’ best interests.
      Our current policies with respect to the following types of activities are set forth below:

Activity	Policy

Issue senior equity securities	We may issue senior equity securities without a vote or approval of our stockholders. Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $.0001 per share, which are currently available for issuance without a vote or approval of our stockholders. Although we have no present intention to do so, we may issue such preferred stock in connection with a business combination.

Borrow money	We may borrow money without a vote or approval of our stockholders. We anticipate establishing the proposed credit facility, which is still subject to further negotiation and the entering into of definitive documentation, after this offering is complete but not before our business combination.

Make loans to other persons	We may make loans to other persons without a vote or approval of our stockholders. We, however, do not anticipate making any loans to other persons.

Invest in the securities of other issuers for the purpose of exercising control	From time to time, we may acquire real estate by acquiring a controlling interest in the entity that owns such real estate. If we acquire securities in another issuer that owns real estate as part of our business combination, we are required to submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. We will proceed with such a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Thereafter, we will not be required to submit such a transaction to our stockholders for approval, unless required by Delaware law, federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of any exchange upon which any of our securities are listed. Following the business combination, we do not anticipate to seek stockholder approval for any such transaction.

Underwrite securities of other issuers	While we are not prohibited from underwriting the securities of other issuers without a vote or approval of our stockholders, we do not anticipate, and have no present intentions of doing so.

Engage in the purchase and sale of investments	We have been organized for the purpose of acquiring, through a purchase, asset acquisition or other business combination, one or more United States commercial real estate properties and/or assets, principally industrial and office properties. While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, other than the portion representing our underwriters’ deferred discount, less our liabilities) at the time of such acquisition(s). We will proceed with such a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. We, however, will not enter into a business combination with any of our existing stockholders, officers or directors or any of their affiliates. Thereafter, we will not be required to submit the purchase or sale of investment to our stockholders for approval, unless required by Delaware law, federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of any exchange upon which any of our securities are listed. Following the business combination, we do not anticipate to seek stockholder approval for the purchase or sale of any investments.

Prior to a business combination, we may also purchase and sell short-term investments without a vote or approval of the stockholders. The funds to be held in trust after this offering will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Offer securities in exchange for property	We may offer securities in exchange for property without a vote or approval of our stockholders. Although we have no present intention to do so, we may offer our securities in exchange for real estate assets in connection with a business combination.

Repurchase or otherwise reacquire our securities	We may repurchase or otherwise reacquire our securities without a vote or approval of our stockholders. We, however, do not anticipate repurchasing our securities.

Issue annual or other reports to stockholders	We plan to issue and make public by filing with the SEC, annual reports of Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which will contain our financial statements as certified by independent public accountants.
Competition
      We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, public real estate investment trusts (REITs) and operating businesses competing for the type of commercial properties and assets that we intended to primarily focus on. Many of these individuals and entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target acquisition. Further, the following may not be viewed favorably by certain target acquisitions:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the potential future dilution they represent.
Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target acquisition with significant growth potential on favorable terms.
      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
      We maintain our principal executive offices at 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062. The cost for this space is included in the $7,500 per-month fee Grubb & Ellis Company, our corporate stockholder, will charge us for general and administrative services commencing on the effective date of the registration statement. We believe, based on rents and fees for similar services in the Chicago metropolitan area, that the fee charged by our corporate stockholder is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees
      We have two executive officers, both of whom are also executive officers of our corporate stockholder, Grubb & Ellis Company. We also anticipate that we will have access to the services of other key personnel of our corporate stockholder on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. Neither our officers nor any of these other personnel, all of who we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target acquisition has been selected for the business combination and the stage of the business combination process we are in. Accordingly, once management locates a suitable target acquisition to acquire they will spend more time investigating such target acquisition and negotiating and processing the business combination (and consequently more time to our affairs) than they would prior to locating a suitable target acquisition. We do not intend to have any full time employees prior to the consummation of a business combination.
Periodic Reporting and Audited Financial Statements
      We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
      Our management will provide stockholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Comparison to offerings of blank check companies
      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$140,750,000 of the net offering proceeds will be deposited into a trust account at J.P. Morgan Chase & Co. or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $137,750,000 from the net proceeds payable to us and $3,000,000 of the proceeds attributable to the underwriters’ discount.	$124,875,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $140,750,000 of net offering proceeds held in trust will only be invested in United States ’government securities’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Acquisition	The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the effective date of the registration statement. The common stock and warrants comprising the units, without any securityholder having to take any action, may trade separately on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange, and any securityholder may elect to trade the common stock or warrants separately or as a unit.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust fund has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
      Our current directors and executive officers are as follows:

Name	Age	Position

C. Michael Kojaian	43	Chairman of the Board
Mark E. Rose	42	Director, Chief Executive Officer and Secretary
Shelby E. Sherard	35	Chief Financial Officer
William H. Downey	60	Director
Melvin F. Lazar	66	Director
Alan M. Stillman	43	Director
      C. Michael Kojaian has served as our chairman of the board since our inception. Mr. Kojaian has been Chairman of the Board of Directors of the Grubb & Ellis Company since June 2002. He has been the President of Kojaian Ventures, LLC and also Executive Vice President, a director and a shareholder of Kojaian Management Corporation, both of which are investment firms headquartered in Bloomfield Hills, Michigan, for more than five (5) years. He has also been a director of Arbor Realty Trust, Inc., since June 2003, and is a member of the United States President’s Export Council.
      Mark E. Rose has served as our President, Secretary and as a member of our Board of Directors since our inception. Mr. Rose has served as the Chief Executive Officer of Grubb & Ellis Company since March 2005. From 1993 to 2005, Mr. Rose served in various positions with Jones Lang LaSalle, including serving as Chief Innovation Officer from 2000 to 2002, as Chief Financial Officer from 2002 to 2003, and as Chief Operating Officer and Chief Financial Officer of the Americas in 2003 through his departure in 2005. Prior to joining Jones Lang LaSalle, Mr. Rose was the Chairman and Chief Executive Officer of the U.S. Real Estate Investment Trust of the British Coal Corporation Pension Funds, where he oversaw the management and subsequent disposal of a $1 billion portfolio real estate assets. Mr. Rose serves on the Board of Directors of the Chicago Shakespeare Theater, Chicago Botanic Garden, and the Chicago Central Area Committee.
      Shelby E. Sherard has served as our Chief Financial Officer since October 2005, when she also became, at that time, the Chief Financial Officer of Grubb & Ellis Company. Ms. Sherard served from 2002 through 2005, as the Chief Financial Officer and Senior Vice President of Sitestuff, Inc., a company based in Austin, Texas, which provides procurement solutions for the commercial real estate industry. From 2000 to 2002, Ms. Sherard served as an Associate in the Investment Banking division at Morgan Stanley, where she focused on Global Power & Utilities, Real Estate and Mergers and Acquisitions. From 1994 to 1998, Ms. Sherard served in the Corporate Finance Group at La Salle Partners Incorporated (now Jones Lang La Salle Incorporated), initially serving as a Financial Analyst until her promotion to Associate in 1996.
      William H. Downey has served as a member of our board of directors since October 2005. Since October 2003, Mr. Downey has served as the President, Chief Operating Officer and member of the board of directors of Great Plains Energy Incorporated, a NYSE listed company based in Kansas City, Missouri. In 2000, Mr. Downey joined Kansas City Power & Light Company, a full-service energy provider, where he initially served as Executive Vice President and President of KCPL Delivery. In May 2002, KCPL became part of Great Plains Energy, a holding company where Mr. Downey served as Executive Vice President and President of KCPL. In October 2003, Mr. Downey was promoted to President and Chief Operating Officer of Great Plains Energy and President and Chief Executive Officer of Kansas City Power & Light, and was also elected to Great Plains Energy’s board of directors. Since 2002, Mr. Downey has served on the board of directors of Enterprise Financial Services Corp., a publicly traded financial holding company. Mr. Downey received a B.S. from Boston University, a M.S. from Columbia University and a M.B.A. from the University of Chicago.
      Melvin F. Lazar has served as a member of our Board of Directors since October 2005. Mr. Lazar is the founder of Lazar Levine & Felix LLP, a certified public accounting firm that also provides business consultations. Mr. Lazar retired as a partner of Lazar Levine & Felix LLP on October 1, 2002. Mr. Lazar is currently a member of the Board of Directors and Chairman of the Audit Committee of Arbor Realty Trust, Inc., a New York Stock Exchange listed real estate investment trust and a member of the Board and Audit Committee of Enzo Biochem, Inc., a New York Stock Exchanged listed biotechnology company specializing in gene identification and regulation technologies for diagnostic and therapeutic applications.
      Alan M. Stillman has served as a member of our Board of Directors since November 2005. Mr. Stillman joined the Southfield, Michigan law firm of Seyburn Kahn Ginn Bess and Serlin, P.C. in 1989 as an associate, and has been a shareholder of the firm since 1994. Mr. Stillman graduated from Michigan State University with honors in 1984, and received his J.D. from Wayne State University in 1987.
      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Our Bylaws provide that the number of directors which may constitute the board of directors shall not be less than one or more than nine. Upon completion of this offering our board of directors will have five members. The term of office of the first class of directors, consisting of William H. Downey, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Melvin F. Lazar and Alan M. Stillman, will expire at the second annual meeting. The term of the third class of directors, consisting of C. Michael Kojaian and Mark E. Rose, will expire at the third annual meeting.
      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.
Director Independence
      Our board of directors has determined that William H. Downey, Melvin M. Lazar and Alan M. Stillman, a majority of the directors on our board, are “independent directors” as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act. By “independent director,” we mean a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Audit Committee
      Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Mr. Lazar, as chairman, and Messrs. Downey and Stillman, each of whom is an independent director. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.
Financial Experts on Audit Committee
      The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
      In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Lazar satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.
Nominating Committee
      Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Stillman, as chairman and Messrs. Downey and Lazar, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Investment Committee
      In order to assist in evaluating potential target acquisitions (and if a business combination is consummated, potential acquisitions thereafter), we have formed an Investment Committee, comprised of our Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Mark W. Chrisman, Executive Vice President of Capital Transactions of Grubb & Ellis Company. The Investment Committee will report directly to our Board of Directors.
Compensation for Officers and Directors
      No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of the registration statement through the acquisition of a target acquisition, we will pay Grubb & Ellis Company a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide such compensation in lieu of fees. Grubb & Ellis Company may also earn fees pursuant to a long term brokerage services agreement, a long term facilities management agreement and a long term project management agreement for providing us certain services prior to and following the consummation of the business combination. Other than the restricted stock to be issued to Mr. Chrisman, a member of our Investment Committee and Executive Vice President of Capital Transactions of Grubb & Ellis Company, in the event of and upon consummation of the business combination and the fees payable to Grubb & Ellis Company pursuant to the agreements described above, no compensation of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our existing officers, directors, stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.
Conflicts of Interest
      Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since our corporate stockholder owns shares of our common stock which will be released from escrow only if a business combination is successfully completed and may own warrants which will expire worthless if a business combination is not consummated, and upon the successful completion of a business combination, will earn substantial fees under that certain Master Agreement for Services, Property Management Agreement and the Master Agreement for Project Management Services, pursuant to which it will serve as our exclusive agent with respect to commercial real estate brokerage and facilities management, and will perform project management services at our request, our board, certain of whose members are also members of the board of our corporate stockholder, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, certain members of our executive management may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•	Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.
      As each of our officers and directors is currently involved in other business enterprises, each has certain pre-existing fiduciary obligations to other entities that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. In particular, the pre-existing fiduciary obligations that C. Michael Kojaian, Mark E. Rose and Shelby E. Sherard, in their respective capacities as officers and/or directors of Grubb & Ellis Company, as the case may be, require that they cause Grubb & Ellis Company to continue to present potential real estate leasing and acquisition opportunities that may be suitable for us to current and future clients of Grubb & Ellis Company. In addition, Mr. Kojaian may have similar conflicts with respect to leasing and acquisition opportunities as between us and Kojaian Ventures, LLC and Kojaian Management Corporation. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he or she has a pre-existing fiduciary obligation to, he or she may honor his pre-existing fiduciary obligation to this entity. Accordingly, consistent with our code of ethics, he or she may not present opportunities to our company that otherwise may be attractive to such entity unless such entity has declined to accept such opportunities.
      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.
      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing securityholders, officers or directors or any of their affiliates.

PRINCIPAL STOCKHOLDERS
      The following table sets forth information regarding the beneficial ownership of our common stock as of November 22, 2005 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.
      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of
	Amount and Nature	Outstanding Common Stock
	of Beneficial
Name and Address of Beneficial Owner(1)	Ownership(2)	Before Offering	After Offering

Grubb & Ellis Company	6,569,965	96.93%	20.67%
C. Michael Kojaian	41,670	*	*
Mark E. Rose	41,670	*	*
William Downey	41,670	*	*
Melvin F. Lazar	41,670	*	*
Alan M. Stillman	41,670	*	*
All Directors and Additional Officers as a Group	208,350	3.07%	*

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062.

(2)	Unless otherwise indicated, all ownership is direct beneficial ownership
     Immediately after this offering, our existing stockholders, which includes certain of our directors, collectively, will beneficially own 21.33% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders other than approval of a business combination, such holders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.
      All of the shares of common stock outstanding prior to the effective date of the registration statement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the effective date of the registration statement;

•	our liquidation; and

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target acquisition.

      During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the effective date of the registration statement.
      Grubb & Ellis Company has agreed with Deutsche Bank Securities Inc., as of the effective date of the registration statement, after this offering is completed and during the first forty (40) trading days beginning the later of the date separate trading of the warrants has commenced and sixty (60) calendar days after the end of the “restricted period” under Regulation M, to place an irrevocable order with an independent third-party broker-dealer to purchase, to the extent available, up to $3,500,000 of our warrants in the public marketplace on behalf of Grubb & Ellis Company if the public marketplace price is $0.70 or less per warrant. Grubb & Ellis Company has agreed to purchase such warrants pursuant to an agreement in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with us nor part of the underwriting or selling group. Grubb & Ellis Company will not have any discretion or influence with respect to such purchases, as the purchases of the warrants on behalf of Grubb & Ellis Company will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. In addition, Grubb & Ellis Company has further agreed that any warrants purchased by it will not be sold or transferred until the completion of a business combination. We believe that purchases of warrants by Grubb & Ellis Company demonstrate a commitment to our business concept and confidence in our management’s ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.
      The “restricted period” under Regulation M will end upon the closing of this offering and, therefore, the warrant purchases described above must begin at least 60 days after the closing of this offering. Because the over-allotment option is only to cover any short position that exists at the time the underwriter completes its initial distribution of securities, under Regulation M the restricted period will end upon the closing of this offering.
      Grubb & Ellis Company is our “promoter” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Prior Share Issuances
      In October 2005, we issued 6,778,315 shares of our common stock to Grubb & Ellis Company for $2,000,000 in cash, at a purchase price of approximately $0.30 share. Grubb & Ellis Company subsequently transferred shares of our common stock to the individuals and in the amounts set forth below, such that the following table sets forth the ownership of all of the issued and outstanding shares of our common stock as of the date hereof:

Name	Number of Shares	Relationship to Us

Grubb & Ellis Company	6,569,965	Stockholder
C. Michael Kojaian	41,670	Chairman of the Board
Mark E. Rose	41,670	Director, Chief Executive Officer and Secretary
William Downey	41,670	Director
Melvin F. Lazar	41,670	Director
Alan M. Stillman	41,670	Director
      If the representative of the underwriters determines the size of the offering should be increased, a stock dividend would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the offering price.
      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.
      Grubb & Ellis Company has agreed with Deutsche Bank Securities Inc that after this offering is completed and during the first forty (40) trading days beginning the later of the date separate trading of the warrants has commenced and sixty (60) calendar days after the end of the “restricted period” under Regulation M, to place an irrevocable order with an independent third-party broker-dealer to purchase, to the extent available, up to $3,500,000 of our warrants in the public marketplace on behalf of Grubb & Ellis Company if the public marketplace price is $0.70 or less per warrant. Grubb & Ellis Company has agreed to purchase such warrants pursuant to an agreement in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with us nor part of the underwriting or selling group. Grubb & Ellis Company will not have any discretion or influence with respect to such purchases, as the purchases of the warrants on behalf of Grubb & Ellis Company will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. In addition, Grubb & Ellis Company has further agreed that any warrants purchased by it will not be sold or transferred until the completion of a business combination. We believe that purchases of warrants by Grubb & Ellis Company demonstrate a commitment to our business concept and confidence in our management’s ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination. In the event we call the warrants for redemption, we have agreed that any warrants purchased by Grubb & Ellis will be exercisable by them on a cashless basis.

      We have engaged Grubb & Ellis Company to provide us brokerage services upon completion of the offering, and Grubb & Ellis Management Services, Inc., its wholly owned subsidiary, to provide us with property management and project management services following the consummation of a business combination. Pursuant to that certain Master Agreement for Services, Grubb & Ellis Company will act as our exclusive agent with respect to commercial real estate brokerage and consulting services relating to real property acquisitions, dispositions as well as agency leasing at the customary prevailing rates in the market where the applicable property is located. The Master Agreement for Services has an initial term of five years. Pursuant to that certain Property Management Agreement, Grubb & Ellis Management Services, Inc. will serve as our sole exclusive managing agent for all real property we acquire. The Property Management Agreement has an initial term of 12 months and entitles Grubb & Ellis Management Services, Inc. to a monthly management fee equal to the greater of (a) three percent (3%) (or more depending on certain circumstances) of a property’s monthly gross cash receipts from the operations of the property, or (b) a minimum monthly fee to be determined by mutual agreement and includes reimbursement for salaries and other expenses that are directly related to managing the asset or assets. Grubb & Ellis Management Services, Inc. has also been retained by us to perform at our request project management services, including consulting and project management of interior office space and/or building infrastructure improvements, under that certain Master Agreement for Project Management Services. Such agreement will remain in effect until terminated by either party with or without cause upon sixty (60) days prior written notice. For each project under the Master Agreement for Project Management Services, Grubb & Ellis Management Services, Inc. will receive a fee equal to five percent (5%) of the total project costs, including without limitation, all costs of architects, engineers, consultants involved in design and construction, and all construction costs and, under certain circumstances, reimbursement for salaries and benefits of staff assigned to such project along with their travel expenses and project management software costs. Grubb & Ellis Company has also agreed that, commencing on the effective date of the registration statement through the consummation of a business combination or our liquidation, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Grubb & Ellis Company $7,500 per month for these services. We believe that the fees charged by Grubb & Ellis Company and Grubb & Ellis Management Services, Inc. for the foregoing services are at least as favorable as we could have obtained from an unaffiliated person.
      Grubb & Ellis Company has advanced an aggregate of $137,600 to us as of the effective date of the registration statement to cover expenses related to this offering. The loans will be payable without interest on the earlier of November 22, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.
      We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.
      In the event we effect a business combination, we have agreed to grant Mark W. Chrisman, a member of our Investment Committee and Executive Vice President of Capital Transactions of Grubb & Ellis Company, two hundred and fifty thousand dollars ($250,000) worth of restricted shares of our common stock based on the per share price that is equal to the average of the high and low market price of our common stock on the date the business combination is consummated. Such shares shall vest in three equal installments of thirty-three and one-third percent (33 1/3%) on the date the business combination is consummated and on the second and third anniversaries of such date, subject to Mr. Chrisman continuing to be employed by Grubb & Ellis Company on such dates.
      Other than the restricted stock to be issued to Mr. Chrisman in the event of and upon the consummation of a business combination, the fees payable to Grubb & Ellis Company pursuant to a long term brokerage services agreement, a long term facilities management agreement, a long term project management agreement and an agreement to provide general and administrative services and the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.
      All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
      Neither Grubb & Ellis Company nor its associated persons has any direct or indirect affiliation or association with a member of the National Association of Securities Dealers, Inc.

MANAGEMENT OF CORPORATE STOCKHOLDER
      The current directors and executive officers of Grubb & Ellis Company are as follows:

Name	Age	Position

C. Michael Kojaian	43	Chairman of the Board
Mark E. Rose	42	Director, Chief Executive Officer
R. David Anacker	70	Director
Anthony G. Antone	36	Director
Robert J. McLaughlin	72	Director
Rodger D. Young	59	Director
Shelby E. Sherard	35	Chief Financial Officer
Maureen A. Ehrenberg	45	Executive Vice President
Robert H. Osbrink	57	Executive Vice President
Mark W. Chrisman	34	Executive Vice President
      R. David Anacker is a Principal of Canal Partners, a private investment organization. He is also the Business Development Specialist, Office of the President, for Parker-Hannifin Corporation’s Instrumentation Group, which is headquartered in Cleveland, Ohio. He has been Vice Chairman of Veriflo Corporation, an industrial equipment manufacturing firm located in Richmond, California, since November 1991. He served as a director of Grubb & Ellis Management Services, Inc., a subsidiary of Grubb & Ellis Company, from August 1992 to July 1994. Mr. Anacker has served as a director of Grubb & Ellis Company since May 1994.
      Anthony G. Antone has been associated with Kojaian Management Corporation, a real estate investment firm headquartered in Bloomfield Hills, Michigan, since October 1998, serving as Vice President — Development since September 2001, and as Director — Development from October 1998 to September 2001. Prior to that time he served the office of Spencer Abraham, United States Senator, as Deputy Chief of Staff. He is also a director of Bank of Michigan. Mr. Antone, an attorney, was first elected to the Board of Grubb & Ellis Company on July 1, 2002.
      Robert J. McLaughlin has been a director of the Grubb & Ellis Company since July 2004. He founded The Sutter Group in 1982, a management consulting company that focuses on enhancing shareholder value, and currently serves as its President. Previously, Mr. McLaughlin served as President and Chief Executive Officer of Tru-Circle Corporation, an aerospace subcontractor from November 2003 to April 2004, and as Chairman of the Board of Directors of Imperial Sugar Company from August 2001 to February 2003, and as Chairman and Chief Executive Officer from October 2001 to April 2002. He is a director of Imperial Sugar Company and Meridian Automotive Systems. Mr. McLaughlin previously served as a director of Grubb & Ellis Company from September 1994 to March 2001.
      Rodger D. Young has been a name partner of the law firm of Young & Susser, P.C. since its founding in 1991, a boutique firm specializing in commercial litigation with offices in Southfield, Michigan and New York City. In 2001, Mr. Young was named Chairman of the Bush Administration’s Federal Judge and U.S. Attorney qualification Committee by Governor John Engler and Michigan’s Republican Congressional Delegation. Mr. Young has served as a director of Grubb & Ellis Company since April 1, 2003.
      Maureen A. Ehrenberg has served as Executive Vice President of Grubb & Ellis Company since November 2000, and as Senior Vice President of Grubb & Ellis Company from May 1998 to November 2000. She was named President of Global Client Services of Grubb & Ellis Company in February 2004. She has also served as President of Grubb & Ellis Management Services, Inc., a wholly owned subsidiary of Grubb & Ellis Company, from February 1998 and as the head of Grubb & Ellis Company’s International Services Group since April 2003. From May 2000 to May 2001, she served as a member of the Office of the President of Grubb & Ellis Company. She also serves as a director and/or officer of certain subsidiaries of Grubb & Ellis Company. Ms. Ehrenberg also acted as a Co-Chief Executive Officer of Grubb & Ellis Company from April 2003 until Mr. Rose joined Grubb & Ellis Company in March 2005.
      Robert H. Osbrink has served as Executive Vice President of Grubb & Ellis Company since December 2001 and was named President of Transaction Services of Grubb & Ellis Company in February 2004. During the five years prior to December 2001, Mr. Osbrink served in a progression of regional managerial positions in the Los Angeles and Southwestern United States areas for Grubb & Ellis Company. Mr. Osbrink also acted as a Co-Chief Executive Officer of Grubb & Ellis Company from April 2003 until Mr. Rose joined Grubb & Ellis Company in March 2005.
      Mark W. Chrisman has served as Executive Vice President of Capital Transactions of Grubb & Ellis Company since January 2006. During 2005, Mr. Chrisman was a principal at Sterling Real Estate Partners. During the five year period prior to joining Sterling Real Estate Partners, Mr. Chrisman served in the capital transactions group at Trizec Properties, Inc., serving as Vice President from 2001 to 2005 and Director of the Western Region from 2000 to 2001.
      For background information on C. Michael Kojaian, Mark E. Rose and Shelby E. Sherard see “Management — Directors and Executive Officers.”

DESCRIPTION OF SECURITIES
General
      We are authorized to issue 120,000,000 shares of common stock, par value $.0001, and 5,000,000 shares of preferred stock, par value $.0001. As of the effective date of the registration statement, 6,778,315 shares of common stock are outstanding, held by six (6) stockholders of record. No shares of preferred stock are currently outstanding.
Units
      Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any securityholder having to take any action, may begin to trade separately on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Deutsche Bank Securities Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.
Common stock
      Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.
      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.
      If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.
      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.
Preferred stock
      Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
      No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the effective date of the registration statement.
      The warrants will expire four years from the effective date of the registration statement at 5:00 p.m., New York City time.
      We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option).

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.
      If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $8.50 or the warrant exercise price of $5.00 after we call the warrants for redemption.
      Grubb & Ellis Company has agreed with Deutsche Bank Securities Inc., as of the effective date of the registration statement, after this offering is completed and during the first forty (40) trading days beginning the later of the date separate trading of the warrants has commenced and sixty (60) calendar days after the end of the “restricted period” under Regulation M, to place an irrevocable order with an independent third-party broker-dealer to purchase, to the extent available, up to $3,500,000 of our warrants in the public marketplace on behalf of Grubb & Ellis Company if the public marketplace price is $0.70 or less per warrant. Grubb & Ellis Company has agreed to purchase such warrants pursuant to an agreement in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with us nor part of the underwriting or selling group. While Grubb & Ellis Company is not required to make any particular open market warrant purchases, Grubb & Ellis Company will not have any discretion or influence with respect to such purchases, as the purchases of the warrants on behalf of Grubb & Ellis Company will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. In addition, Grubb & Ellis Company has further agreed that any warrants purchased by it will not be sold or transferred until the completion of a business combination. We believe the agreement to purchase warrants by Grubb & Ellis Company demonstrates a commitment by Grubb & Ellis Company to us and confidence in our management’s ultimate ability to effect a business combination because, like the $2,000,000 initial capital contribution already made by Grubb & Ellis Company, any funds expended to purchase the warrants will be lost by Grubb & Ellis Company if we are unable to consummate a business combination.
      The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.
      The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
      The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
      No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.
      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Dividends
      We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
Shares Eligible for Future Sale
      Immediately after this offering, we will have 31,778,315 shares of common stock outstanding, or 35,528,315 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 25,000,000 shares sold in this offering, or 28,750,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,778,315 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to October 20, 2006. Notwithstanding this restriction, all of those 6,778,315 shares have been placed in escrow and will not be transferable for a period of three years from the effective date of the registration statement and will only be released prior to that date if we liquidate following a business combination or upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

Rule 144
      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 317,783 shares immediately after this offering (or 355,283 if the over-allotment option is exercised in full); and

•	if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)
      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales
      The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights
      The holders of our 6,778,315 issued and outstanding shares of common stock on the effective date of the registration statement will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing
      We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols                     ,                     and                     , respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.
Delaware anti-takeover law
      We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
      A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
      This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
      This section summarizes the current material federal income tax consequences to us and to our securityholders. Because this section is a general summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed in “Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the limited extent discussed in “Taxation of Non-U.S. Stockholders”).
      The statements in this section are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
      This section is not a substitute for careful tax planning. Prospective investors are urged to consult their own tax advisors regarding the specific federal, state, foreign and other tax consequences to them, in light of their own particular circumstances, of the purchase, ownership and disposition of our common stock and warrants and the effect of potential changes in applicable tax laws.
Taxation of Company
      We are treated as a taxable C corporation under the Internal Revenue Code. As such, the income and losses from our operations and our net capital gains are taxable to us at applicable corporate income tax rates.
Taxation of Taxable U.S. Stockholders

Units
      The purchase of a unit will be treated as the purchase of an investment unit for federal income tax purposes. In order to determine the issue prices of the shares of common stock and the warrants included in a unit, the aggregate purchase price for the unit must be allocated between the shares of common stock and the warrants in proportion to their relative fair market values on the date of issuance. For federal income tax purposes, we will allocate the purchase price of a unit between the share of common stock and the warrants as follows: [          ]. Such allocation is for federal income tax purposes only and is not to be relied upon for purposes of valuing the common stock or warrants in connection with a prospective investor’s determination to purchase the units being offered hereunder. Although we expect that such allocation will be reasonable, there can be no assurance that the Internal Revenue Service (the “IRS”) will respect such allocation. Securityholders are not bound by our allocation of the purchase price and are urged to consult their own tax advisors regarding the specific tax consequences to them of the purchase price allocation.

U.S. Stockholder
      The term “U.S. stockholder” means a holder of our common stock or our warrants, that, for federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation under federal income tax laws created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to federal income tax purposes regardless of its source; or

•	a trust that is subject to the primary supervision of a court over its administration and one or more U.S. persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations.
      If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock or our warrants, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock or our warrants, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock or our warrants by the partnership.

Dividends
      A taxable U.S. stockholder will be required to take into account as dividends any distributions made out of our current or accumulated earnings and profits. A U.S. stockholder that is a taxable corporation generally should qualify for the dividends received deduction if the requisite holding period is satisfied. A U.S. stockholder that is taxed as an individual generally should qualify for capital gain treatment for qualified dividends if the requisite holding periods are satisfied and the stockholder does not elect to treat the dividends as investment income for purposes of the investment interest limitations.
      A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of the shares, and any amount in excess of both our current and accumulated earnings and profits and the adjusted basis will be treated as capital gain, long-term if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the U.S. stockholder.
      Taxable distributions from us and gain from the disposition of common stock will not be treated as passive activity income; stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, gain from the disposition of common stock generally will be treated as investment income for purposes of the investment interest limitations. Dividend distributions also will be treated as investment income for the purpose of electing stockholders who forgo capital gain treatment for these dividends.

Disposition of Common Stock
      In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss recognized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will recognize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost less any return of capital. All or a portion of any loss that a U.S. stockholder recognizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after any disposition.

Disposition of Warrants
      Upon the exercise of a warrant, a U.S. stockholder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. stockholder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period during which the U.S. stockholder held the warrant.
      Upon the sale or other disposition of a warrant, a U.S. stockholder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. stockholder’s tax basis in the warrant. Such gain or loss will be long-term gain or loss if the U.S. stockholder has held the warrant for more than one year. In the event that a warrant lapses unexercised, a U.S. stockholder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year.

Information Reporting Requirements and Backup Withholding
      We will report to our stockholders and to the IRS, the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the U.S. stockholder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies that the U.S. shareholder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to be exempt from the backup withholding rules.
      A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s income tax liability.
Taxation of Tax-Exempt Stockholders
      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, referred to as pension trusts, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income.” Although many investments in real estate generate unrelated business taxable income, dividend distributions from a taxable C corporation, such as the Company, to a tax-exempt entity do not constitute unrelated business taxable income so long as the tax-exempt entity does not otherwise use our common stock in an unrelated trade or business. Consequently, amounts we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income it received from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules.
Taxation of Non-U.S. Stockholders
      The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock and warrants, including any reporting requirements.

Dividends
      The dividends on our common stock paid to a non-U.S. stockholder generally will be subject to withholding of federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, because we will likely be a “United States real property holding corporation” (see “Disposition of Common Stock” below), we will be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we generally intend to withhold at a rate of 30% (or lower rate as specified in an applicable income tax treaty) on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30% (or lower rate as specified in an applicable income tax treaty).
      Dividends that are effectively connected with a non-U.S. stockholder’s conduct of a trade or business in the United States or (if certain tax treaties apply) are attributable to a permanent establishment or fixed base in the United States, known as “U.S. trade or business income,” are generally not subject to the 30% withholding tax if the non-U.S. stockholder files the appropriate IRS form with the payor. However, such U.S. trade or business income, net of specified deductions and credits, generally is taxed at the same graduated rates as applicable to U.S. persons. Any U.S. trade or business income received by a non-U.S. stockholder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as specified by an applicable income tax treaty.
      A non-U.S. stockholder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. In general, non-U.S. stockholders must provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. Applicable Treasury regulations provide alternative methods for satisfying this requirement. Under these Treasury regulations, in the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foregoing intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. stockholders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
      A non-U.S. stockholder that is eligible for a reduced rate of U.S. federal withholding tax or other exclusion from withholding under an income tax treaty but that did not timely provide required certifications or other requirements, or that has received a distribution subject to withholding in excess of the amount properly treated as a dividend, may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Disposition of Common Stock
      Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, any person who acquires a “United States real property interest,” as described below, from a non-U.S. person must deduct and withhold a tax equal to 10% of the amount realized by the non-U.S. transferor. In addition, a non-U.S. person who disposes of a United States real property interest generally is required to recognize gain or loss in the same manner as a U.S. person.
      Stock in a “United States real property holding corporation” is generally treated as a United States real property interest. A corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we will become a United States real property holding corporation. As a result, a non-U.S. stockholder will be taxed on a disposition of our common stock at capital gain rates applicable to U.S. persons, subject to applicable alternative minimum tax.
      If our common stock is treated as being regularly traded on an established securities market, the FIRPTA tax on dispositions described above would not apply to any non-U.S. stockholder who, directly and indirectly, at all times during the shorter of the five-year period preceding the date of the disposition or the non-U.S. stockholder’s holding period, held 5% or less of our common stock.
      If we are not a United Stated real property holding corporation, a non-U.S. stockholder generally will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain recognized on a disposition of our common stock unless:

•	the gain is U.S. trade or business income and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder, in which case (i) the non-U.S. stockholder that is an individual will be subject to tax on any gain from the disposition under regular graduated U.S. federal income tax rates and (ii) a non-U.S. stockholder that is a corporation will be subject to tax on the gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the 30% branch profits tax; or

•	the non-U.S. stockholder that is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements, in which case the non-U.S. stockholder will be subject to a flat 30% tax on any gain derived from the disposition which may be offset by U.S. source capital losses (even though such non-U.S. stockholder is not considered a resident of the United States).

Information Reporting and Backup Withholding Tax
      We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. Copies of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the non-U.S. stockholder is a resident under the provisions of an applicable treaty.
      U.S. federal backup withholding, currently at a 28% rate, generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder if the holder has provided the required certification that the holder is not a U.S. person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.
      Proceeds from the disposition of shares of common stock paid to or through the U.S. office of a broker generally will be subject to backup withholding and information reporting unless the non-U.S. stockholder certifies that it is not a U.S. person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-U.S. broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. stockholder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
      Non-U.S. stockholders should consult their own tax advisors regarding application of information reporting and backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from information reporting and backup withholding under current Treasury regulations.

UNDERWRITING
      Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Number of
Underwriters	Units

Deustche Bank Securities Inc.

Total

      The underwriting agreement provides that the obligation of the underwriters to purchase the units is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the units offered by this prospectus, other than those covered by the over-allotment option described below, if any of these units are purchased.
      We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $           per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $           per unit to other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms.
      We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 3,750,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.
      The underwriting discounts and commissions per share are equal to the public offering price per unit less the amount paid by the underwriters to us per unit. The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option:

		Total Fees(1)

		Without Exercise of	With Full Exercise of
	Fee per unit	Over-Allotment Option	Over-Allotment Option

Public offering price	$6.00	$150,000,000	$172,500,000
Underwriting Discount(2)	$0.42	$10,500,000	$12,075,000
Proceeds before expenses(3)	$5.58	$139,500,000	$160,425,000

(1)	The total fees do not include the fair value of the purchase option we have agreed to sell to the underwriter, which, based upon a Black-Scholes model, on the date of sale would be approximately $2.1 million using an expected life of five years, volatility of 25.4% and a risk-free interest rate of 4.39%.

(2)	The underwriters have agreed to defer $3,000,000 of their underwriting discount ($0.12 per unit), equal to 2% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at J.P. Morgan Chase & Co. or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)	The offering expenses are estimated at $500,000.

     Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds; and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public shareholders along with any interest accrued thereon.
Purchase Option
      We have agreed to sell to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $6.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The option may be exercised on a cashless basis. The option and the 1,250,000 units, the 1,250,000 shares of common stock and the 2,500,000 warrants underlying such units, and the 2,500,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2.1 million using an expected life of five years, volatility of 25.4% and a risk-free interest rate of 4.39%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered a basket of U.S. commercial real estate and commercial mortgage companies. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.
Pricing of this Offering
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.
Certain Warrant Purchases by our Corporate Stockholder
      Grubb & Ellis Company has agreed with Deutsche Bank Securities Inc. that after this offering is completed and during the first forty (40) trading days beginning the later of the date separate trading of the warrants has commenced and sixty (60) calendar days after the end of the “restricted period” under Regulation M, to place an irrevocable order with an independent third-party broker-dealer to purchase, to the extent available, up to $3,500,000 of our warrants in the public marketplace on behalf of Grubb & Ellis Company if the public marketplace price is $0.70 or less per warrant. Grubb & Ellis Company has agreed to purchase such warrants pursuant to an agreement in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with us nor part of the underwriting or selling group. While Grubb & Ellis Company is not required to make any particular open market warrant purchases, Grubb & Ellis Company will not have any discretion or influence with respect to such purchases, as the purchases of the warrants on behalf of Grubb & Ellis Company will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. In addition, Grubb & Ellis Company has further agreed that any warrants purchased by it will not be sold or transferred until the completion of a business combination. We believe the agreement to purchase warrants by Grubb & Ellis Company demonstrates a commitment by Grubb & Ellis Company to us and confidence in our management’s ultimate ability to effect a business combination because, like the $2,000,000 initial capital contribution already made by Grubb & Ellis Company, any funds expended to purchase the warrants will be lost by Grubb & Ellis Company if we are unable to consummate a business combination.
      Such warrant purchases may serve to stabilize the market price of the warrants during such forty-trading day period at a price above that which would prevail in the absence of such purchases by Grubb & Ellis Company. The termination of the support provided by the purchases of the warrants after the end of forty trading day period may materially adversely affect the trading price of the warrants.
      Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange, OTC Bulletin Board in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.
Price Stabilization and Short Positions
      In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.
      Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, shares of our units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.
      Additionally, the representatives, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of the shares of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.
Other Terms
      Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so (other than in connection with the proposed credit facility), any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters’ compensation in connection with this offering.
Indemnification
      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.
Other Agreements with Deutsche Bank Trust Company
      In June 2004, Deutsche Bank Trust Company provided to Grubb & Ellis Company, our corporate stockholder, a senior secured credit facility that was subsequently increased and extended in 2005. Pursuant to the credit facility for Grubb & Ellis Company, Deutsche Bank Securities Inc., the representative of our underwriters, is the lead arranger and book runner and Deutsche Bank Trust Company is the administrative agent and a lender. The credit facility for Grubb & Ellis Company currently has a term through June 8, 2008 with a one-year extension option, and is comprised of a $25 million term loan facility and a $35 million revolving credit facility. No borrowings are currently outstanding under either the revolving or term portion of this credit facility. Our proposed credit facility with Deutsche Bank Trust Company will not be related to the credit facility that our corporate stockholder, Grubb & Ellis Company, has with Deutsche Bank Trust Company.
Other Relationships
      Deutsche Bank Securities Inc. and its affiliate have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and general financing services for our corporate stockholder for which they received or will receive customary fees and expenses.
      Other than the proposed credit facility, Deutsche Bank Securities Inc. has not performed in the past, and has no agreement to perform in the future, any services for us in connection with any potential merger and acquisition or capital raising activity.
LEGAL MATTERS
      The validity of the securities offered in this prospectus is being passed upon for us by Zukerman Gore & Brandeis, LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom, LLP, Los Angeles, California, is acting as counsel for the underwriters in this offering.
EXPERTS
      The financial statements of Grubb & Ellis Realty Advisors, Inc., as of November 22, 2005, and for the period from September 7, 2005 (inception) through November 22, 2005, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-11, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-11 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GRUBB & ELLIS REALTY ADVISORS, INC.
(a corporation in the development stage)
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Financial statements
Balance Sheet	F-3
Statement of Stockholders’ Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-8
Form of Underwriting Agreement
Certificate of Incorporation
By-Laws
Specimen Unit Certificate
Specimen Common Stock Certificate
Specimen Warrant Certificate
Form of Warrant Agreement
Opinion of Zukerman Gore & Brandeis, LLP
Letter Agreement
Letter Agreement with C. Michael Kojaian
Letter Agreement with Mark E. Rose
Letter Agreement
Letter Agreement
Letter Agreement
Letter Agreement
Form of Investment Management Trust Agreement
Form of Stock Escrow Agreement
Form of Letter Agreement
Form of Promissory Note
Form of Registration Rights Agreement
Form of Warrant Purchase Agreement
Master Agreement for Services
Property Management Agreement
Master Agreement for Project Management Services
Form of Underwriters' Unit Purchase Option
Consent
Code of Ethics
Audit Committee Charter
Nominating Committee Charter

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Grubb & Ellis Realty Advisors, Inc.
      We have audited the accompanying balance sheet of Grubb & Ellis Realty Advisors, Inc. (a corporation in the development stage) (the “Company”) as of November 22, 2005, and the related statements of stockholders’ equity and cash flows for the period from September 7, 2005 (inception) to November 22, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grubb & Ellis Realty Advisors, Inc. as of November 22, 2005, and its cash flows for the period from September 7, 2005 (inception) to November 22, 2005 in conformity with U.S. generally accepted accounting principles.
      The accompanying financial statements have been prepared assuming Grubb & Ellis Realty Advisors, Inc. will continue as a going concern. As more fully described in Note 1, the Company has no present revenue, its business plan is dependent upon completion of a financing and the Company’s cash and working capital as of November 22, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young, LLP

Chicago, Illinois
November 22, 2005

Grubb & Ellis Realty Advisors, Inc.
(a corporation in the development stage)
BALANCE SHEET

November 22, 2005

ASSETS
Current assets:
Cash	$2,000,000

Total current assets	2,000,000
Deferred offering costs	317,600

Total assets	$2,317,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note Payable	$137,600
Accrued expenses	180,000

Total current liabilities	$317,600

Stockholders’ equity:
Common stock — $.0001 par value, 120,000,000 shares authorized; 6,778,315 issued and outstanding	678
Preferred stock — $.0001 par value; 5,000,000 shares authorized; 0 issued and outstanding	0
Additional paid-in capital	1,999,322

Total stockholders’ equity	2,000,000

Total liabilities and stockholders’ equity	$2,317,600

See notes to financial statements

GRUBB & ELLIS REALTY ADVISORS, INC.
(a corporation in the development stage)
STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — September 7, 2005 (date of inception)
Initial capital from founding stockholders	6,778,315	$678	$1,999,322	—	$2,000,000

Balance — November 22, 2005	6,778,315	$678	$1.999,322	—	$2,000,000

See notes to financial statements

GRUBB & ELLIS REALTY ADVISORS, INC.
(a corporation in the development stage)
STATEMENT OF CASH FLOWS

September 7, 2005
(Date of Inception)
through
November 22, 2005

Cash flows from financing activities
Proceeds from sale of common stock	$2,000,000

Cash provided by financing activities	2,000,000

Net increase in cash	2,000,000
Cash — beginning of period	—

Cash — end of period	$2,000,000

See notes to financial statements

GRUBB & ELLIS REALTY ADVISORS, INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
November 22, 2005

(1)	Organization and Business Operations:
      Grubb & Ellis Realty Advisors, Inc. (the “Company”) is a newly organized blank check company organized for the purpose of acquiring, through a purchase, asset acquisition or other business combination, one or more United States commercial real estate properties and/or assets, principally industrial and office properties. The Company was incorporated in Delaware on September 7, 2005. The Company has neither engaged in any operations nor generated any revenue. The Company is considered in the development stage and is subject to the risks associated with development stage companies. As such, the Company’s results consist primarily of capital raising activities through November 22, 2005, and its ability to begin planned operations is dependent upon completion of the financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
      The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed initial public offering of its Units (as described in Note 4) (“Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward a Business Combination (excluding the amount held in the trust representing a portion of the fees of the underwriters). The Business Combination must be a target acquisition with fair value of at least 80% (excluding the amount held in the trust representing a portion of the fees of the underwriters) of the net assets of the Company at the time of acquisition. Furthermore, there is no assurance the Company will be able to successfully effect a Business Combination. Upon closing of the Proposed Offering, at least 90% of the net proceeds, after payment of certain amounts to the underwriter, plus an additional $2,000,000 from our initial stockholders, will be held in a trust fund (“Trust Fund”). The Trust Fund will invest in government securities until the earlier of (i) the consummation of the first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal, accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company will submit the Business Combination to the shareholders for approval. The Company will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against a business combination. Public stockholders voting against a business combination will be entitled to convert their stock into an amount of cash equal to their pro rata share of the trust account, if the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.
      In the event the Company does not complete a business combination within 18 months after the consummation of this Proposed Offering, or within 24 months after the consummation of this Proposed Offering based on certain criteria, the Company will be dissolved. Upon dissolution, the Company will distribute to all of the public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Fund, inclusive of any interest, plus any remaining net assets. The Company’s existing stockholders have waived their rights to participate in any such liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution

GRUBB & ELLIS REALTY ADVISORS, INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
from the Trust Fund account with respect to the warrants which will expire worthless. The Company will pay the costs of liquidation and dissolution from our remaining assets outside of the Trust Fund.

(2)	Accounting Policies
      Cash and cash equivalents:
      The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.
      Deferred offering costs:
      Deferred offering costs consist primarily of legal, accounting and regulatory filing fees incurred through the date of the balance sheet that are related to the Proposed Offering that will be charged to capital upon the receipt of the net proceeds of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

(3)	Recently Issued Accounting Pronouncements
      In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share based payment” (“SFAS 123(R)”). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) upon formation.

(4)	Proposed Offering
      The Proposed Offering calls for the issuance of 25,000,000 units (“Units”). Each Unit consists of one share of common stock and two warrants. Each warrant will entitle the holder to purchase one share of common stock for $5.00. Warrants are exercisable on the later of (a) one year from the effective date of the registration statement, or (b) the completion of a Business Combination. The warrants expire four years from the effective date of the registration statement. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days prior notice and after the warrants become exercisable, only in the event the last sales price of the common stock is at least $8.50 per share for any 20 trading days within a 30 day trading period ending on the third day prior to the date on which notice of redemption is given.

(5)	Equity
      The Company has authorized 120,000,000 shares of common stock at a par value of $.0001 per share and 5,000,000 shares of preferred stock with a par value of $.0001 per share. There are 6,778,315 shares of common stock issued and outstanding as of November 22, 2005. There are no shares of preferred stock outstanding as of November 22, 2005. The Company intends to sell Deutsche Bank Securities Inc. (“Underwriter”) for $100, as additional compensation, an option to purchase up to 1,250,000 Units at $6.60 per Unit, with warrants issued as part of the units exercisable at $6.25 per share. The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity.
      We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2.1 million using an expected life of five years,

GRUBB & ELLIS REALTY ADVISORS, INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
volatility of 25.4% and a risk-free interest rate of 4.39%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered a basket of U.S. commercial real estate and commercial mortgage companies. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

(6)	Related Party
      Grubb & Ellis Company (“Grubb”) is the Company’s corporate sponsor. For an initial investment of $2,000,000 Grubb on behalf of itself and certain directors, purchased an aggregate 6,778,315 shares of common stock. Grubb has agreed to provide a loan to the Company during the initial phase that will be reimbursed at the closing of the Proposed Offering. On November 22, 2005, Grubb loaned the Company $137,600 to pay certain costs associated with the Proposed Offering.
      All of the officers of the Company are also officers and directors of Grubb. The officers and directors of the Company will not receive compensation from the Company during the initial phase.
      Grubb has agreed that, commencing on the effective date of the registration statement through the closing of the business, it will make available to the Company a small amount of office space and certain office and secretarial services, as may be required from time to time. The Company will pay Grubb $7,500 per month for these services. This arrangement is solely for the Company’s benefit and is not intended to provide compensation in lieu of fees. The Company will reimburse certain out of pocket expenses incurred by Grubb in identifying certain targets.
      The Company has entered into a Master Agreement for Services (“MSA”) with Grubb, whereby Grubb will serve as the exclusive agent with respect to commercial real estate brokerage and consulting services relating to real property acquisitions, dispositions as well as agency leasing. The initial term of the MSA is five years and is cancelable based on certain conditions as defined. The Company also entered into a Property Management Agreement (“PMA”) with Grubb & Ellis Management Services (“GEMS”), a wholly owned subsidiary of Grubb whereby GEMS will serve as sole exclusive managing agent for all real property acquired. The initial term of the PMA is 12 months and will automatically renew unless notice is given within 30 days prior to the end of the term. Either party can terminate with 60 days notice and based on various conditions as defined within the PMA. Finally, the Company has entered into a Master Agreement for Project Management Services with GEMS. The Project Management Agreement contains a 60-day cancellation provision by either party.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information in this prospectus is current as of the date on its cover, and may change after that date. For any time after the date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.
Until                     , 2006 (25 days after the effective date of the registration statement), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Grubb & Ellis Realty
Advisors, Inc.
$150,000,000
25,000,000 Units
Deutsche Bank Securities
Prospectus
                     , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.
      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC registration fee	56,952.10
NASD filing fee	48,888.00
AMEX application and listing fees	65,000.00
Accounting fees and expenses	30,000.00
Printing and engraving expenses	60,000.00
Directors & Officers liability insurance premiums	80,000.00	(2)
Legal fees and expenses	235,000.00
Blue sky services and expenses	20,000.00
Miscellaneous	3,159.90	(3)

Total	$600,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs and exchange listing fees.

Item 32.	Sales to Special Parties.
      We have agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $6.60 per unit with the warrants issued as part of such units exercisable at $6.25 per share. The units issuable upon exercise of this option are otherwise identical to those offered by this prospectus.
      In the event we effect a business combination, we have agreed to grant to Mark W. Chrisman, a member of our Investment Committee and Executive Vice President of Capital Transactions of Grubb & Ellis Company, two hundred and fifty thousand dollars ($250,000) worth of restricted shares of our common stock based on the per share price that is equal to the average of the high and low market price of our common stock on the date the business combination is consummated. Such shares shall vest in three equal installments of thirty-three and one-third percent (33 1/3%) on the date the business combination is consummated and on the second and third anniversaries of such date, subject to Mr. Chrisman continuing to be employed by Grubb & Ellis Company on such dates.
      See also the response to Item 33 below.

Item 33.	Recent Sales of Unregistered Securities.
      (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Grubb & Ellis Company	6,778,315
      Such shares were issued on November 22, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The shares issued to Grubb & Ellis Company above were sold for an aggregate offering price of $2,000,000 at a purchase price of approximately $0.30 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 34.	Indemnification of Directors and Officers.
      Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
      “Section 145. Indemnification of officers, directors, employees and agents; insurance.
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 35.	Treatments of Proceeds from Stock Being Registered.
      Not Applicable.

Item 36.	Financial Statement and Exhibits.
      (a) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.
      (b) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description

†1	.1	Form of Underwriting Agreement
†3	.1	Certificate of Incorporation
†3	.2	By-laws
†4	.1	Specimen Unit Certificate

Exhibit No.		Description

†4	.2	Specimen Common Stock Certificate
†4	.3	Specimen Warrant Certificate
†4	.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
†5	.1	Opinion of Zukerman Gore & Brandeis, LLP
†10	.1	Letter Agreement between the Registrant and Grubb & Ellis Company
†10	.2	Letter Agreement between the Registrant and C. Michael Kojaian
†10	.3	Letter Agreement between the Registrant and Mark E. Rose
†10	.4	Letter Agreement between the Registrant and Shelby E. Sherard
†10	.5	Letter Agreement between the Registrant and William H. Downey
†10	.6	Letter Agreement between the Registrant and Melvin F. Lazar
†10	.7	Letter Agreement between the Registrant and Alan M. Stillman
†10	.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
†10	.9	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders
†10	.10	Form of Letter Agreement between Grubb & Ellis Company and Registrant regarding administrative support
†10	.11	Form of Promissory Note issued to Grubb & Ellis Company
†10	.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders
†10	.13	Form of Warrant Purchase Agreement between Grubb & Ellis Company and Deutsche Bank Securities Inc.
†10	.14	Master Agreement for Services, dated , 2006, between Registrant and Grubb & Ellis Company
†10	.15	Property Management Agreement, dated , 2006, between Registrant and Grubb & Ellis Management Services, Inc.
†10	.16	Master Agreement for Project Management Services, dated , 2006, between Registrant and Grubb & Ellis Management Services, Inc.
†10	.17	Form of Underwriters’ Unit Purchase Option
†23	.1	Consent of Ernst & Young, LLP
†23	.2	Consent of Zukerman Gore & Brandeis, LLP (included in Exhibit 5.1)
†24		Power of Attorney.
†99	.1	Registrant’s Code of Ethics
†99	.2	Registrant’s Audit Committee Charter
†99	.3	Registrant’s Nominating Committee Charter

† Filed herewith.

Item 37.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on the 9th day of January, 2006.

GRUBB & ELLIS REALTY ADVISORS, INC.

By:	/s/ Mark E. Rose

Mark E. Rose
Director, Chief Executive Officer and Secretary
(Principal Executive Officer)
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ C. Michael Kojaian* C. Michael Kojaian	Chairman of the Board of Directors	January 9, 2006

/s/ Mark E. Rose Mark E. Rose	Chief Executive Officer, Secretary and Director	January 9, 2006

/s/ William H. Downey* William H. Downey	Director	January 9, 2006

/s/ Shelby E. Sherard* Shelby E. Sherard	Chief Financial Officer	January 9, 2006

/s/ Melvin F. Lazar* Melvin F. Lazar	Director	January 9, 2006

/s/ Alan M. Stillman* Alan M. Stillman	Director	January 9, 2006

*	By Mark E. Rose, Attorney-in-fact.